                                                                     EXHIBIT 2.1






                            ASSET PURCHASE AGREEMENT


                           dated as of March 15, 2002


                                 by and between

                          TRITON NETWORK SYSTEMS, INC.
                                   (as Seller)


                                       and


                                CARRIERCOMM, INC.
                                 (as Purchaser)

                                TABLE OF CONTENTS


This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience only.



                                                                                          Page
                                                                                          ----
ARTICLE I DEFINITIONS........................................................................1
        Section 1.01    Definitions and Construction.........................................1

ARTICLE II PURCHASE AND SALE OF ASSETS AND CLOSING..........................................10
        Section 2.01    Purchased Assets....................................................10
        Section 2.02    Liabilities.........................................................12
        Section 2.03    Purchase Price; Allocation; Adjustment..............................13
        Section 2.04    Closing.............................................................13
        Section 2.05    Determination and Payment of Contingent Consideration...............15
        Section 2.06    Further Assurances; Post-Closing Cooperation........................16
        Section 2.07    Third Party Consents................................................17

ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLER........................................17
        Section 3.01    Organization, Standing and Power....................................18
        Section 3.02    Authority...........................................................18
        Section 3.03    No Conflicts........................................................18
        Section 3.04    No Governmental Consents............................................19
        Section 3.05    Title to Purchased Assets; Absence of Encumbrances..................19
        Section 3.06    Certificate of Dissolution..........................................20
        Section 3.07    Absence of Certain Changes..........................................20
        Section 3.08    Absence of Undisclosed Liabilities..................................20
        Section 3.09    Inventory...........................................................21
        Section 3.10    Litigation..........................................................21
        Section 3.11    Warranties; Product Liability Claims................................21
        Section 3.12    Business Contracts..................................................21
        Section 3.13    Intellectual Property...............................................22
        Section 3.14    Environmental Matters...............................................26
        Section 3.15    Compliance With Laws; Governmental Authorizations...................26
        Section 3.16    Employee Matters....................................................26
        Section 3.17    Books and Records...................................................27
        Section 3.18    Board Approval......................................................28
        Section 3.19    Access to Information...............................................28
        Section 3.20    Taxes...............................................................28

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PURCHASER......................................29
        Section 4.01    Organization and Qualification; Subsidiaries........................29
        Section 4.02    Authority Relative to this Agreement................................29
        Section 4.03    No Conflict; Required Filings and Consents..........................30
        Section 4.04    Litigation..........................................................30

        Section 4.05    No Other Representations or Warranties..............................30

ARTICLE V COVENANTS.........................................................................30
        Section 5.01    [Intentionally omitted.]............................................30
        Section 5.02    Notice of Certain Events............................................30
        Section 5.03    Access to Information; Confidentiality..............................31
        Section 5.04    Non-Competition.....................................................31
        Section 5.05    Further Action; Consents; Filings...................................32
        Section 5.06    Employment Matters..................................................32
        Section 5.07    Public Announcements................................................33

ARTICLE VI ADDITIONAL AGREEMENTS............................................................33
        Section 6.01    Assistance and Cooperation..........................................33
        Section 6.02    FIRPTA Certificate..................................................34
        Section 6.03    Bulk Sales Act......................................................34
        Section 6.04    [Intentionally omitted.]............................................34
        Section 6.05    Warranty Obligations................................................34
        Section 6.06    Transfer Taxes and Other Tax Matters................................34

ARTICLE VII CONDITIONS TO CLOSING...........................................................35
        Section 7.01    Conditions to the Obligations of Each Party to Consummate the
                        Transaction.........................................................35
        Section 7.02    Additional Conditions to the Obligations of Seller..................35
        Section 7.03    Additional Conditions to the Obligations of Purchaser...............36

ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER..............................................37
        Section 8.01    Termination.........................................................37
        Section 8.02    Effect of Termination...............................................38
        Section 8.03    Expenses............................................................38

ARTICLE IX SURVIVAL AND INDEMNIFICATION.....................................................38
        Section 9.01    Survival of Representations and Warranties..........................38
        Section 9.02    Indemnification.....................................................39
        Section 9.03    Limits on Indemnification...........................................40
        Section 9.04    Indemnification Period..............................................40
        Section 9.05    Resolution of Conflicts; Arbitration................................40
        Section 9.06    Third Party Claims..................................................41

ARTICLE X GENERAL PROVISIONS................................................................42
        Section 10.01   Notices.............................................................42
        Section 10.02   Amendment...........................................................42
        Section 10.03   Waiver; Rights and Remedies Cumulative..............................43
        Section 10.04   Severability........................................................43
        Section 10.05   Assignment; Binding Effect; Benefit.................................43
        Section 10.06   Governing Law.......................................................43
        Section 10.07   Waiver of Jury Trial................................................44

        Section 10.08   Headings; Interpretation............................................44
        Section 10.09   Counterparts........................................................44
        Section 10.10   Entire Agreement....................................................44

EXHIBITS AND SCHEDULES


     Exhibit A                   General Assignment
     Exhibit B                   IP Bill of Sale
     Exhibit C                   Opinion of Counsel to Seller
     Exhibit D                   Assignment of the IBM Agreement
     Exhibit E                   Employment Agreement

     Schedule 2.01(a)(i)         Real Property Sublease
     Schedule 2.01(a)(ii)        Inventory
     Schedule 2.01(a)(iii)       Accounts Receivable
     Schedule 2.01(a)(iv)(A)     Business Intellectual Property
     Schedule 2.01(a)(v)         Tangible Personal Property
     Schedule 2.01(a)(vi)        Personal Property Leases
     Schedule 2.01(a)(vii)       Business Contracts
     Schedule 2.01(a)(viii)      Business Permits
     Schedule 2.02(a)(i)         Real Property Sublease Liabilities
     Schedule 2.02(a)(ii)        Personal Property Lease Liabilities
     Schedule 2.02(a)(iii)       Liabilities under Business Contracts and Business Permits
     Schedule 2.02(a)(iv)        Severance Obligations
     Schedule 5.06               Transferred Employees
     Schedule 7.03(f)            Key Employees

                            ASSET PURCHASE AGREEMENT

               This ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into as of March 15, 2002 by and between Triton Network Systems, Inc., a Delaware corporation ("Seller"), and Carriercomm, Inc., a Delaware corporation ("Purchaser"). Capitalized terms not otherwise defined herein have the meanings set forth in Article I.


                                    RECITALS

               Seller has, prior to the filing of a Certificate of Dissolution with the Secretary of State of Delaware on January 31, 2002 (the "Dissolution Filing Date"), engaged in the worldwide business of developing, manufacturing and selling ASIC modem chips, board level solutions utilizing these and other ASICs and providing ASIC engineering services worldwide to customers and other businesses (the "Business"). Seller originally acquired the Business from IBM pursuant to an Acquisition and License Agreement dated as of February 28, 2000 (the "IBM Agreement") by and between Seller and IBM. Seller desires to sell to Purchaser, and Purchaser desires to purchase and acquire from Seller, all Assets and Properties of Seller used or held for use primarily in, or necessary for, the conduct of the Business, or generated through the conduct of the Business and still held by Seller, or produced using any Intellectual Property (including the Business Intellectual Property and the Other Intellectual Property) (together with the Other Intellectual Property as defined in Section 2.01(a)(iv)(B) and the Other Inventory as defined in Section 2.01(a)(ii), the "Purchased Assets"), all on the terms and subject to the conditions set forth in this Agreement. The boards of directors of Purchaser and Seller have determined that this Agreement and the transactions contemplated hereby are in the respective best interests of Purchaser and Seller and in the best interests of their respective stockholders.

               NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

        Section 1.01 Definitions and Construction.

               (a) Certain Defined Terms. For purposes of this Agreement, the following terms shall have the respective meanings set forth below. All other capitalized terms, when used in this Agreement, shall have the respective meanings in this Agreement as they first appear and are defined in this Agreement below.

               "Accounts Receivable" has the meaning ascribed to it in Section 2.01(a)(iii).

               "Action or Proceeding" means any action, suit, litigation, proceeding, mediation, arbitration or Governmental Entity investigation or audit.

               "Affiliate" means, with respect to any Person, any other Person that controls, is controlled by or is under common control with the first Person.

               "Allocation" has the meaning ascribed to it in Section 2.03.

               "Ancillary Agreements" means, collectively, the General Assignment and the other Assignment Instruments, the non-competition agreements, the non-solicitation agreement and any support or other agreements to be entered into in connection with the transactions contemplated by this Agreement.

               "Assets and Properties" of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person, including cash, cash equivalents, Investment Assets, accounts and notes receivable, chattel paper, documents, instruments, licenses, Contracts, general intangibles, real estate, equipment, inventory, goods and Intellectual Property.

                "Associate" means, with respect to any Person, any corporation or other business organization of which such Person is an officer or partner or is the beneficial owner, directly or indirectly, of ten percent (10%) or more of any class of equity securities, any trust or estate in which such Person has a substantial beneficial interest or as to which such Person serves as a trustee or in a similar capacity and any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

               "Assumed Liabilities" has the meaning ascribed to it in Section 2.02(a).

               "Books and Records" of any Person means all files, documents, instruments, papers, books and records relating to the business, operations, condition (financial or other), results of operations and Assets and Properties of such Person, including financial statements, Tax Returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, Contracts, Permits, customer lists, computer files and programs, retrieval programs, operating data and plans and environmental studies and plans.

               "Business Books and Records" has the meaning ascribed to it in
Section 2.01(a)(x).

               "Business Contracts" has the meaning ascribed to it in Section 2.01(a)(vii).

               "Business Day" means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized by law or executive order to close in the State of California.

               "Business Intellectual Property" has the meaning ascribed to it in Section 2.01(a)(iv).

               "Business Inventory" has the meaning ascribed to it in Section 2.01(a)(ii).

               "Business Permits" has the meaning ascribed to it in Section 2.01(a)(viii).

               "Claims" has the meaning ascribed to it in Section 2.01(a)(ix).

               "Closing" has the meaning ascribed to it in Section 2.04(a).

               "Closing Date" has the meaning ascribed to it in Section 2.04(a).

               "COBRA Coverage" has the meaning ascribed to it in Section
5.06(c).

               "Confidential Information" has the meaning ascribed to it in
Section 3.13(k).

               "Confidentiality Agreement" means the Mutual Nondisclosure Agreement dated as of January 25, 2002 between Purchaser and Seller.

               "Contingent Consideration" has the meaning ascribed to it in
Section 2.03.

               "Contingent Consideration Notice" has the meaning ascribed to it in Section 2.05(b).

               "Contract" means any agreement, lease, license, note, bond or other evidence of Indebtedness, mortgage, indenture, security agreement or other contract (whether written or oral).

               "CPA Firm" has the meaning ascribed to it in Section 2.05(b).

               "Damages" has the meaning ascribed to it in Section 9.02.

               "Demand for Review" has the meaning ascribed to it in Section 2.05(b).

               "DGCL" has the meaning ascribed to it in Section 3.06(a).

               "Dissolution Filing Date" has the meaning ascribed to it in the Recitals.

               "Dollars" and "$" mean United States Dollars.

               "Effective Time" has the meaning ascribed to it in Section
2.02(a).

               "Eligible Profit", in connection with the determination of the Contingent Consideration, means the product of Eligible Revenues received by Purchaser under the Kestrel Agreement, multiplied by Purchaser's gross margin, in each case determined in accordance with GAAP, during the period beginning on the Closing Date and ending on the second anniversary of the Closing Date.

               "Eligible Revenue" means all revenues in excess of seven hundred fifty thousand dollars ($750,000) received by Purchaser under the Kestrel Agreement during the period beginning on the Closing Date and ending on the second anniversary of the Closing Date.

               "Encumbrance" means any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance or restriction of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing.

               "Environmental Claim" means, with respect to Seller, the Business and/or any other business of Seller by any written or oral notice, claim, demand or other communication, Person alleging or asserting liability for investigatory costs, cleanup costs, Governmental Entity response costs, damages to natural resources or other property, personal injuries, fines or penalties arising out of, based on or resulting from (a) the presence, or Release into the environment, of any Hazardous Material at any location, whether or not owned by such Person, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law or any Liability under any Environmental Law. The term "Environmental Claim" shall include any claim by any Governmental Entity for enforcement, cleanup, removal, response, remedial or other action or damages pursuant to any applicable Environmental Law, and any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence of Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

               "Environmental Law" means any Law and any enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of the environment or natural resources, including those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Material, as in effect as of the date hereof.

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

               "Exchange Act" means the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder, as in effect from time to time.

               "Expenses" means, with respect to any party hereto, all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its Affiliates) reasonably incurred by such party or on its behalf in connection with or related to the negotiation, authorization, preparation, execution and performance of its obligations pursuant to this Agreement, the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby, the preparation and filing of any required HSR Act notice and any required response to any request for additional information in connection therewith, and all other matters and proceedings related to this Agreement, the Ancillary Agreements, the transactions contemplated hereby and thereby and the closing of such transactions.

               "Final Intellectual Property Schedule" has the meaning ascribed to it in Section 2.04(c).

               "GAAP" means United States generally accepted accounting principles, consistently applied throughout the specified period and in the immediately preceding comparable period.

               "General Assignment" has the meaning ascribed to it in Section 2.04(a)(ii).

               "Governmental Entity" means any United States federal, state or local or foreign governmental, regulatory or administrative authority, agency, commission, court, tribunal or arbitral body, arbitrator or mediator.

               "Hazardous Material" means (i) any petroleum, petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials or polychlorinated biphenyls or (ii) any chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant or contaminant or waste under any applicable Environmental Law.

               "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, together with the rules and regulations promulgated thereunder, as in effect from time to time.

               "IBM" means International Business Machines Corporation.

               "IBM Agreement" has the meaning ascribed to it in the Recitals.

               "Indebtedness" of any Person means all obligations of such Person
(i) for borrowed money whether or not evidenced by notes, bonds, debentures or similar instruments, (ii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business), (iii) under capital leases, and (iv) in the nature of guarantees of the obligations described in clauses (i) through (iii) above of any other Person.

               "Indemnification Period" has the meaning ascribed to it in
Section 9.04.

               "Indemnified Persons" has the meaning ascribed to it in Section 9.02(a).

               "Intellectual Property" means any or all of the following and all rights in, arising out of, or associated therewith: (i) all United States, foreign and international patents and patent rights (including all patents, patent applications, and any and all divisions, continuations, continuations-in-part, reissues, re-examinations and extensions thereof, and all invention registrations and invention disclosures); (ii) all trademarks and trademark rights, service marks and service mark rights, trade names and trade name rights, service names and service name rights, designs, trade dress, brand names, business and product names, Internet domain names, logos and slogans (including all goodwill, common law rights and governmental or other registrations or applications for registration pertaining thereto); (iii) all copyrights and copyright rights (including all common law rights and governmental or other registrations or applications for registration pertaining thereto, and renewal rights therefor); (iv) all sui generis database rights, ideas, inventions, (whether patentable or not), invention disclosures, improvements, technology, know-how, show-how, trade secrets, formulas, systems, processes, designs, methodologies, industrial models, works of authorship, databases, content, graphics, technical drawings, statistical models, algorithms, modules, computer programs, technical documentation, business methods, work product, intellectual and industrial property licenses, proprietary information, customer lists, and documentation relating to any of the foregoing; (v) all mask works, mask work registrations and applications therefor; (vi) all industrial designs and any registrations and applications therefor throughout the world; (vii) all computer software including all source code, object code, firmware, development tools, files, records and data, all media on which any of the foregoing is recorded, all Web addresses, sites and domain names, (viii) all similar, corresponding or equivalent rights to any of the foregoing and (ix) all documentation related to any of the foregoing.

               "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

               "Inventory" has the meaning ascribed to it in Section
2.01(a)(ii).

               "Investment Assets" means all debentures, notes and other evidences of Indebtedness, stocks, securities (including rights to purchase and securities convertible into or exchangeable for other securities), interests in joint ventures and general and limited partnerships, mortgage loans and other investment or portfolio assets owned of record or beneficially by Seller (other than trade receivables generated in the ordinary course of business of Seller).

               "IP Bill of Sale" has the meaning ascribed to it in Section 2.04(a)(ii).

               "IRS" means the United States Internal Revenue Service.

               "Kestrel Agreement" means the Volume Purchase Agreement dated as of July 13, 1998 between CommQuest Technologies, Inc., a California corporation, and Kestrel Solutions, Inc., a California corporation, and related purchase orders.

               "Law" means any U.S. federal, state, or local, and any foreign, statute, law, ordinance, regulation, rule, code, order, judgment, decree, other requirement or rule of law, as in effect from time to time, including the Foreign Corrupt Practices Act.

               "Legal Expenses" of an Indemnified Person means any and all reasonable out-of-pocket fees, costs and expenses of any kind incurred by such Indemnified Person and its counsel in investigating, preparing for, defending against or providing evidence, responding to subpoenas, producing documents or taking other reasonable action with respect to any threatened or asserted claim of a third party or Governmental Entity, including expenses of investigation, court costs, and fees and expenses of attorneys, accountants and experts.

               "Letter of Intent" means the Letter of Intent dated as of February 5, 2002 between Purchaser and Seller.

               "Liability" and "Liabilities" means any Indebtedness, obligation or other liability of a Person (whether absolute, accrued, contingent, fixed or otherwise, matured or unmatured, determined or undetermined, or whether due or to become due).

               "Liabilities under Business Contracts and Business Permits" has the meaning ascribed to it in Section 2.02(a)(iii).

               "Material Adverse Effect" with respect to the specified Person or to the Business means any change, effect, event, occurrence, state of facts or development that, individually or in the aggregate (taking into account all other such changes, effects, events, occurrences, states of fact and developments), is, or is reasonably likely to be, materially adverse to the business, assets, Liabilities, financial condition, operations, results of operations or prospects of the specified Person or, in the case of the Business, materially adverse to the Business, the Purchased Assets or the Assumed Liabilities, or the financial condition, operations, results of operation or prospects of the Business; provided, that none of the following shall be deemed in itself to constitute a Material Adverse Effect: changes, effects, events, occurrences, states of facts or developments (A) occurring as a result of general economic or financial conditions or (B) which are not unique to such Person or to the Business but also affect other Persons who participate or are engaged in the business of the Business or in the lines of business in which such Person participates or is engaged, unless such changes, events, occurrences, states of fact or developments have a disproportionate effect on the Business or such Person.

               "Memorandum of Resolution" has the meaning ascribed to it in
Section 2.05(b).

               "Notice of Objection" has the meaning ascribed to it in Section 2.05(b).

               "Officer's Certificate" has the meaning ascribed to it in Section 9.02(b).

               "Order" means any writ, judgment, decree, stipulation, determination, injunction or similar order or award of any Governmental Entity (in each such case whether preliminary or final).

               "Other Intellectual Property" has the meaning ascribed to it in
Section 2.01(a)(iv).

               "Other Inventory" has the meaning ascribed to it in Section 2.01(a)(ii).

               "Permit" means any license, permit, certificate of authority, authorization, approval, registration, franchise, concession and similar consent granted or issued by any Governmental Entity.

               "Permitted Encumbrance" means (i) any Encumbrance for Taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Encumbrance arising in the ordinary course of business by operation of Law with respect to a Liability that is not yet due or delinquent and does not materially impair the value of the property subject to such Encumbrance or the use of such property in the conduct of the Business.

               "Person" means an individual, corporation, partnership, limited partnership, limited liability company, limited liability partnership, syndicate, person (including a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association, entity or Governmental Entity.

               "Personal Property Lease Liabilities" has the meaning ascribed to it in Section 2.02(a)(ii).

               "Personal Property Leases" has the meaning ascribed to it in
Section 2.01(a)(vi).

               "Plan of Liquidation" has the meaning ascribed to it in Section 3.06(a).

               "Post-Closing Period" has the meaning ascribed to it in Section 6.06(b).

               "Pre-Closing Period" has the meaning ascribed to it in Section 6.06(b).

               "PTO" means the United States Patent and Trademark Office.

               "Purchase Price" has the meaning ascribed to it in Section 2.03.

               "Purchased Assets" has the meaning ascribed to it in the Recitals.

               "Purchaser Disclosure Schedule" has the meaning ascribed to it in the forepart of Article IV.

               "Real Property Sublease Liabilities" has the meaning ascribed to it in Section 2.02(a)(i).

               "Real Property Sublease" has the meaning ascribed to it in
Section 2.01(a)(i).

               "Registered Business Intellectual Property" has the meaning ascribed to it in Section 3.13(f).

               "Registered Other Intellectual Property" has the meaning ascribed to it in Section 3.13(f).

               "Registered Seller Intellectual Property" has the meaning ascribed to it in Section 3.13(f).

               "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

               "Representatives" has the meaning ascribed to it in Section 5.03(a).

               "Retained Liabilities" has the meaning ascribed to it in Section 2.02(b).

               "SEC" means the United States Securities and Exchange Commission.

               "Securities Act" means the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder, as in effect from time to time.

               "Seller Authorizations" has the meaning ascribed to it in Section 3.15.

               "Seller Disclosure Schedule" has the meaning ascribed to it in the forepart of Article III.

               "Seller Intellectual Property" means the Business Intellectual Property and the Other Intellectual Property.

               "Seller Warranty Obligations" has the meaning ascribed to it in
Section 6.05.

               "Severance Obligations" has the meaning ascribed to it in Section 2.02(a)(iv)

               "Subsidiary" means, with respect to any Person, any corporation, partnership, limited partnership, limited liability company, limited liability partnership, joint venture or other legal entity, a majority of the stock or other equity interests or voting power of which is owned by such Person (either alone or through or together with any other subsidiary of such Person).

               "Tangible Personal Property" has the meaning ascribed to it in
Section 2.01(a)(v).

               "Tax" means (i) any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Entity or Taxing Authority, including taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value-added or gains taxes, Permit, registration and documentation fees, and customs' duties, tariffs and similar charges; (ii) any liability for the payment of any amounts of the type described in clause (i) as a result of being a member of an affiliated, combined, consolidated or unitary group for any taxable period; and (iii) any liability for the payment of amounts of the type described in clause (i) or clause (ii) as a result of being a transferee of, or a successor in interest to, any Person or as a result of an express or implied obligation to indemnify any Person.

               "Tax Return" means any return, statement, report or form (including any estimated tax reports and returns, withholding tax reports and returns and information reports and returns) required to be filed with respect to any Tax.

               "Taxing Authority" means any Governmental Entity or taxing authority responsible for the assessment, collection or administration of any Tax.

               "Third Party Claim" has the meaning ascribed to it in Section 9.06(a).

               "Third Party Intellectual Property Right" has the meaning ascribed to it in Section 3.13(d).

               "Transfer Taxes" means any and all excise, value added, registration, stamp, property, documentary, transfer, sales, use and similar Taxes, levies, charges and fees (including all real estate transfer taxes) incurred, or that may be payable to any Taxing Authority, in connection with the transactions contemplated by this Agreement.

               "Transferred Employees" has the meaning ascribed to it in Section 5.06(a).

               (b) Construction. Unless the context of this Agreement otherwise clearly requires, (i) words of any gender include each other gender and the neuter; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby," "hereto" and derivative or similar words refer to this entire Agreement as a whole and not to any particular Article, Section or other subdivision; (iv) the terms "Article" or "Section" or other subdivision refer to the specified Article, Section or other subdivision of the body of this Agreement; (v) the words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation" except when preceded by a negative predicate;
(vi) when a reference is made in this Agreement to a schedule or exhibit, such reference shall be to a Schedule or Exhibit to this Agreement unless otherwise indicated; and (vii) the phrase "materiality limitation" means all qualifications, limitations, thresholds and exceptions based on the concept of materiality, whether expressed by the word "material", "materially", "materiality", "material adverse change" or "Material Adverse Effect". All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP. The term "party" or "parties" (but not the term

"third party") when used herein refer to Purchaser, on the one hand, and Seller, on the other hand. When used herein, the phrase "to the knowledge of" any Person, "to the best knowledge of" any Person, "known to" any Person or any similar phrase, means, in the case of Purchaser, the actual knowledge of the directors and officers of Purchaser, and, in the case of Seller, the actual knowledge of the directors and officers of Seller, the managers of the Business and the Transferred Employees listed on Schedule 7.03(f), and, in each case, the knowledge that such Persons would have obtained of the matter represented after reasonable due and diligent inquiry of those employees of such party whom such officers, directors, managers and employees reasonably believe would have actual knowledge of the matters represented. In this Agreement, any reference to a party conducting its business or other affairs or taking any action in the "ordinary course of business" and "ordinary course of business consistent with past practice" refer to the business and practice of the Business, as heretofore conducted to the extent: (a) such action is consistent with such party's past practices and is taken in the ordinary course of such party's normal day to day operations; (b) such action is taken in accordance with sound and prudent business practices; (c) such action is not required to be authorized by such party's stockholders, such party's board of directors or any committee of such party's board of directors and does not require any other separate or special authorization of any nature; and (d) such action is similar in nature and magnitude to actions customarily taken, without any separate or special authorization, in the ordinary course of the normal day to day operations of other Persons that are engaged in businesses similar to such party's business.


                                   ARTICLE II

                     PURCHASE AND SALE OF ASSETS AND CLOSING

        Section 2.01 Purchased Assets.

               (a) Purchased Assets Transferred. On the terms and subject to the conditions set forth in this Agreement, Seller shall (and, effective as of March 15, 2002, does hereby) sell, transfer, convey, assign and (subject, in the case of the Other Inventory, to Section 2.04(a)(iii)) deliver to Purchaser, free and clear of all Encumbrances, and Purchaser shall purchase and pay for, at the Closing, all of Seller's right, title and interest in, to and under all of the Purchased Assets, including:

                      (i) Real Property Sublease: the sublease of real property described in Schedule 2.01(a)(i) as to which Seller is the lessee or sublessee, together with any options to purchase the underlying property and leasehold improvements thereon, and in each case all other rights, subleases, licenses, permits and profits appurtenant to or related to such leases and subleases (the "Real Property Sublease");

                      (ii) Inventory: all inventories of raw materials, work in process, finished goods, products under research and development and demonstration equipment and other accessories listed in Schedule 2.01(a)(ii) (the "Business Inventory") and one hundred twenty four (124) digital microwave radios (the "Other Inventory") (the Business Inventory and the Other Inventory collectively, the "Inventory");

                      (iii) Accounts Receivable: all accounts receivable described in Schedule 2.01(a)(iii) (the "Accounts Receivable");

                      (iv) Intellectual Property: Subject to the provisions of
Section 2.01(c), (A) all right, title and interest in, to and under all Intellectual Property owned by or licensed to Seller (or in, to or under which Seller otherwise has any right, title or interest) that is used primarily in, or necessary for, the conduct of the Business, including: (1) all Intellectual Property rights acquired by Seller from IBM under the IBM Agreement, and all Intellectual Property in any derivative thereof, owned by Seller; (2) all of Seller's rights in, to and under and associated with the licenses of the technologies granted to Seller by IBM under the IBM Agreement; and (3) all other Intellectual Property rights held by Seller associated with (I) ASIC modem chip designs and board level solutions based upon or utilizing such designs, (II) modem board products, (III) NIC board products, (IV) modem/NIC combination board products or and (V) all embedded and network management software, including the items listed or referred to in Schedule 2.01(a)(iv)(A) (collectively, the "Business Intellectual Property"); and (B) all right, title and interest in, to and under all Intellectual Property owned by or licensed to Seller (or in, to or under which Seller otherwise has any right, title or interest) other than the Business Intellectual Property (the "Other Intellectual Property");

                      (v) Tangible Personal Property: all fixed assets and plant, property, machinery and equipment, furniture, fixtures, and other tangible personal property listed in Schedule 2.01(a)(v) (the "Tangible Personal Property");

                      (vi) Personal Property Leases. the leases and subleases of Tangible Personal Property described in Schedule 2.01(a)(vi) as to which Seller is the lessee or sublessee, together with any options to purchase the underlying property (the "Personal Property Leases");

                      (vii) Business Contracts. the Contracts (other than the Real Property Sublease, the Personal Property Leases, the Accounts Receivable and the Seller Intellectual Property) described in Schedule 2.01(a)(vii) as to which Seller is a party and which relate to the Business, including Contracts related to suppliers, sales representatives, distributors, purchase orders, license agreements, marketing arrangements and manufacturing arrangements (the "Business Contracts");

                      (viii) Business Permits. all Permits (including applications therefor) used or held for use in or necessary for the conduct of the Business, including the Permits listed in Schedule 2.01(a)(viii) (the "Business Permits");

                      (ix) Claims. all of Seller's rights, claims, causes of action, choses in action, rights of recovery and rights of set-off of any kind against any third party (including rights to insurance proceeds and rights under and pursuant to all warranties, representations and guarantees made by suppliers of products, materials or equipment, or components thereof) relating to the Purchased Assets, properties, business or operations of the Business arising out of transactions occurring prior the Closing Date (the "Claims"); and

                      (x) Books and Records. all Books and Records used or held for use in or necessary for the conduct of the Business or otherwise related to the Purchased Assets, other than the minute books, stock transfer books and corporate seal of Seller (the "Business Books and Records").

               (b)Post-Closing Use of Seller Intellectual Property by Seller. In consideration of the transfer and assignment of the Seller Intellectual Property to Purchaser pursuant to Section

2.01(a)(iv), Purchaser hereby grants to Seller (and to a successor in interest to Seller's customer support obligations) a fully paid-up worldwide license to use such Seller Intellectual Property solely to the extent (and for such period of time) that such Seller Intellectual Property is required to be used by Seller (or a successor in interest to Seller's customer support obligations) in order to (i) comply with Seller's support obligations to customers of Seller with respect to products of Seller shipped to such customers prior to the Closing, and (ii) sell or offer to sell inventories existing as of the Closing (but not to make or have made any additional products), consistent with the liquidation and winding up of Seller in accordance with Seller's Plan of Liquidation. Such license shall be non-transferable and non-sublicensable (except to the extent expressly provided herein) and shall be irrevocable for all uses permitted in this Section 2.01(b).

        Section 2.02 Liabilities.

               (a) Assumed Liabilities. In connection with the sale, transfer, conveyance, assignment and delivery of the Purchased Assets pursuant to this Agreement, on the terms and subject to the conditions set forth in this Agreement, and subject to the provisions of Section 2.04(d), Purchaser, effective as of the Effective Time (as hereinafter defined), shall and does hereby assume and agree to pay, perform and discharge when due the following obligations of Seller as set forth in Schedule 2.02(a) arising in connection with the operation of the Business, as the same shall exist at and as of the Closing (or, if the Purchased Assets associated with such Assumed Liability cannot be or has not been sold, assigned, transferred, conveyed and delivered to Purchaser, at and as such later time as such Purchased Asset is actually sold, assigned, transferred, conveyed and delivered to Purchaser) (the later of the Closing or such later time, the "Effective Time") and no others (the "Assumed Liabilities"):

                      (i) Real Property Sublease Liabilities: all obligations of Seller under the Real Property Sublease as set forth in Schedule 2.02(a)(i) arising and to be performed on or after the Closing Date, except, in each case, to the extent such obligations, but for a breach or default by Seller, would have been paid, performed or otherwise discharged on or prior to the Closing Date or to the extent the same arise out of any such breach or default (the "Real Property Sublease Liabilities");

                      (ii) Personal Property Lease Liabilities: all obligations of Seller under the Personal Property Leases as set forth in Schedule 2.02(a)(ii) arising and to be performed on or after the Closing Date, except, in each case, to the extent such obligations, but for a breach or default by Seller, would have been paid, performed or otherwise discharged on or prior to the Closing Date or to the extent the same arise out of any such breach or default (the "Personal Property Lease Liabilities");

                      (iii) Liabilities under Business Contracts and Business
Permits: all obligations of Seller under the Business Contracts and Business Permits as set forth in Schedule 2.02(a)(iii) arising and to be performed on or after the Closing Date, except, in each case, to the extent such obligations, but for a breach or default by Seller, would have been paid, performed or otherwise discharged on or prior to the Closing Date or to the extent the same arise out of any such breach or default (the "Liabilities under Business Contracts and Business Permits"); and

                      (iv) Severance Obligations: the severance obligations assumed by Purchaser pursuant to Section 5.06(b) of this Agreement, subject to the limitations set forth therein (the "Severance Obligations").

               (b) Retained Liabilities. Except for the Assumed Liabilities, Purchaser shall not assume by virtue of this Agreement or any of the Ancillary Agreements or any of the transactions contemplated hereby or thereby, and shall have no liability for, any Liability of Seller of any kind, character or description whatsoever (collectively, the "Retained Liabilities"). Seller shall discharge in a timely manner or shall make adequate provision for all of the Retained Liabilities related to the Purchased Assets, the Assumed Liabilities or the Business.

        Section 2.03 Purchase Price; Allocation; Adjustment. The aggregate purchase price for the Purchased Assets and for the covenant of Seller not to compete contained in Section 5.04 shall be the sum of (i) two hundred three thousand dollars ($203,000), of which (A) one hundred three thousand dollars ($103,000) shall be paid and delivered by Purchaser at the Closing and (B) one hundred thousand dollars ($100,000) shall be paid and delivered by Purchaser upon delivery by Seller to Purchaser of the Final Intellectual Property Schedule (subject to the provisions of Section 2.04(d)), plus (ii) fifty percent (50%) of the amount (if any) of Eligible Profits (the "Contingent Consideration") ((i) and (ii) collectively the "Purchase Price"). The sum of one dollar ($1) is allocable to, and deemed to be in consideration of, the covenant of Seller not to compete contained in Section 5.04, and the remainder of the Purchase Price is allocable to, and deemed to be in consideration of, the Purchased Assets. The Purchase Price shall be allocated by Purchaser among the Purchased Assets (together with any Liability of Seller assumed by Purchaser) (the "Allocation") and such Allocation shall be consistent with the asset valuation prepared by Purchaser's independent auditors and shall be approved by Seller, which approval shall not be unreasonably withheld. The Allocation shall be conclusive and binding upon Purchaser and Seller for all purposes, and each of Purchaser and Seller agrees that all returns and reports (including IRS Form 8594) and all financial statements shall be prepared in a manner consistent with (and neither Purchaser nor Seller shall otherwise file a tax return position inconsistent with) the Allocation unless required by the IRS or any other applicable Taxing Authority. If such Allocation is disputed by any Governmental Entity, the party receiving notice of such dispute shall promptly notify the other party hereto of the existence thereof, and shall cooperate with the other party in resolving such dispute.

        Section 2.04 Closing.

               (a) Unless this Agreement shall have been terminated and the transactions contemplated herein shall have been abandoned in accordance with
Section 8.01, the closing of the purchase and sale of the Purchased Assets (the "Closing") shall take place on March 15, 2002 or at such other date as the parties hereto agree, but only after the satisfaction or waiver of each of the conditions set forth in Article VII (the "Closing Date"). The Closing shall take place at the Palo Alto office of Brobeck, Phleger & Harrison LLP, Two Embarcadero Place, 2200 Geng Road, Palo Alto, California 94303. At the Closing:

                      (i) Seller shall deliver to Purchaser and Purchaser shall deliver to Seller fully executed originals of the opinions, certificates, contracts, documents and instruments required by Article VII.

                      (ii) Seller shall assign and transfer to Purchaser good and valid title in and to the Purchased Assets, free and clear of all Encumbrances other than Permitted Encumbrances, by delivery of (A) a General Assignment and Bill of Sale in substantially the form of Exhibit A hereto (the "General Assignment"), duly executed by Seller, (B) instruments of assignment of the Seller Intellectual Property, duly executed by Seller and in substantially the form of Exhibit B hereto (the "IP Bill of Sale"), (C) such other good and sufficient instruments of conveyance, assignment and transfer, duly executed by Seller and in form and substance reasonably acceptable to Purchaser and its legal counsel, as shall be effective to vest in Purchaser good title to the Purchased Assets, and (D) the FIRPTA certificate as provided by Section 6.02 and any other certifications which may be required under applicable Law stating that no Taxes are due to any Taxing Authority for which Purchaser could have liability. Except for the Other Inventory, physical possession of which shall be delivered to Purchaser upon payment by Purchaser of the amount required by
Section 2.03(i)(B) (title to which having been transferred to Purchaser at the Closing by delivery of the General Assignment), Seller shall deliver to Purchaser on the Closing Date, at the Closing or at the locations at which the Business is conducted, physical possession of the Purchased Assets, and if at any time after the Closing Seller discovers in its possession or under its control any other Purchased Assets, it shall forthwith deliver such Purchased Assets to Purchaser.

                      (iii) Simultaneously with the deliveries contemplated by
Section 2.04(a)(ii), Purchaser shall assume from Seller the due payment, performance and discharge of the Assumed Liabilities.

               (b)The Purchase Price shall be paid in part at the Closing and in part after the Closing, as set forth in Section 2.03, Section 2.04(c) and
Section 2.05.

               (c) A complete final itemized schedule listing all of the Intellectual Property which, to the best of Seller's knowledge comprises the Seller Intellectual Property (the "Final Intellectual Property Schedule") shall be delivered by Seller to Purchaser no later than thirty (30) days after the Closing Date, and upon such delivery Purchaser shall pay to Seller the sum of one hundred thousand dollars ($100,000); provided, however, that the Final Intellectual Property Schedule shall not be construed as a limitation on the definition of the Seller Intellectual Property, the Business Intellectual Property or the Other Intellectual Property, or on the scope of the Seller Intellectual Property, the Business Intellectual Property or the Other Intellectual Property transferred to Purchaser pursuant to this Agreement; and provided, further, that if, after the delivery of the Final Intellectual Property Schedule, any Intellectual Property within the scope of the Seller Intellectual Property, the Business Intellectual Property or the Other Intellectual Property comes to the attention of Seller which is not listed in the Final Intellectual Property Schedule, Seller shall so notify Purchaser and such notification shall be deemed a supplement to the Final Intellectual Property Schedule.

               (d)Purchaser shall have the right, exercisable in its sole discretion at any time on or before 6 p.m. California time or the sixtieth
(60th) day after the Closing (or, if such day is not a Business Day, the next following Business Day) to cancel the purchase of the Other Inventory and the Other Intellectual Property, by delivery of written notice of cancellation to Seller in accordance with Section 10.01, whereupon: (i) Seller shall forthwith repay to Purchaser the sum of one hundred thousand dollars ($100,000) by wire transfer of immediately available funds to such account as Purchaser shall direct; (ii) Purchaser shall return and redeliver to Seller the Other Inventory (in materially the same condition as delivered to Purchaser) and instruments sufficient to transfer title to the Other Intellectual Property back to Seller; and (iii) Purchaser shall assume and shall have no liability or obligation to Seller or any other person with respect to the Other Inventory or the Other Intellectual Property.

        Section 2.05 Determination and Payment of Contingent Consideration.

               (a) Estimated interim payments of Contingent Consideration shall be paid by Purchaser to Seller monthly. Such payments shall be made not more than twenty (20) Business Days after the end of each calendar month, and shall be subject to final adjustment after the determination of Contingent Consideration shall have become final and binding on all parties in accordance with the provisions of Section 2.05(b).

               (b) Promptly following the second anniversary of the Closing Date, Purchaser shall deliver to Seller, in accordance with Section 10.01, a statement setting forth Purchaser's calculation of the amount of Eligible Revenues, Eligible Profit and Contingent Consideration (the "Contingent Consideration Notice"). If Seller disagrees with Purchaser's calculation of Eligible Revenues, Eligible Profit or Contingent Consideration, Seller shall have until 5 p.m. Pacific Time on the tenth (10th) day after the day of delivery of the Contingent Consideration Notice to deliver to Purchaser, in accordance with Section 10.01, a statement in writing objecting to Purchaser's calculation of the amount of Eligible Revenues, Eligible Profit or Contingent Consideration (the "Notice of Objection"). If Seller does not timely deliver a Notice of Objection, Purchaser's determination of the amount of Eligible Revenues, Eligible Profit and Consideration shall become final and binding on all parties upon expiration of the time for delivery of a Notice of Objection, and the amount of Eligible Revenues, Eligible Profit and Contingent Consideration shall be as set forth in the Contingent Consideration Notice. If Seller timely delivers a Notice of Objection, Purchaser and Seller shall seek in good faith to resolve their differences with respect to the amount of Eligible Revenues, Eligible Profit and Contingent Consideration. If Purchaser and Seller resolve their differences with respect to the amount of Eligible Revenues, Eligible Profit and Contingent Consideration, they shall set forth such resolution in a written memorandum (the "Memorandum of Resolution"), and the amount of Eligible Revenues, Eligible Profit and Contingent Consideration shall be as set forth in the Memorandum of Resolution, which upon execution and delivery by both parties shall be final and binding on all parties. If Purchaser and Seller are unable to agree upon the amount of Eligible Revenues, Eligible Profit or Contingent Consideration, Seller shall have until 5 p.m. Pacific Time on the sixtieth
(60th) day after the day of delivery of the Notice of Objection to deliver to Purchaser, in accordance with Section 10.01, a demand in writing that the calculation of Eligible Revenues, Eligible Profit and Contingent Consideration be submitted to an independent auditing firm (the "CPA Firm") for review (the "Demand for Review"). If Seller does not timely deliver a Demand for Review, Purchaser's calculation of Eligible Revenues, Eligible Profit or Contingent Consideration shall become final and binding on all parties upon expiration of the time for delivery of a Demand for Review, and the amount of Eligible Revenues, Eligible Profit and Contingent Consideration shall be as set forth in the Contingent Consideration Notice. If Seller timely delivers a Demand for Review, the CPA Firm shall review Purchaser's calculation of Eligible Revenues, Eligible Profit and Contingent Consideration and, acting as experts and not as arbitrators, shall determine, but only as to the remaining differences so submitted, whether Purchaser's calculation is in accordance with GAAP and, if not, what if any adjustment to Purchaser's calculation is warranted. The CPA Firm shall render and deliver its written determination to all parties within sixty (60) days after such referral, and such determination shall be final and binding on all parties, and the amount of Eligible Revenues, Eligible Profit and Contingent Consideration shall be as set forth in such determination. The costs and expenses of the CPA Firm shall be borne by fifty percent (50%) by Purchaser and fifty percent (50%) by Seller.

        Section 2.06 Further Assurances; Post-Closing Cooperation.

               (a) If at any time Seller receives any payment pursuant to the Kestrel Agreement or any of the other Business Contracts, Seller shall immediately forward such payment to Purchaser. At any time or from time to time after the Closing, at Purchaser's request and without further consideration, Seller shall execute and deliver to Purchaser such other instruments of sale, transfer, conveyance, assignment and confirmation, provide such materials and information and take such other actions as Purchaser may reasonably deem necessary or desirable in order to more effectively transfer, convey and assign to Purchaser, and to confirm Purchaser's right, title and interest in, to and under all of the Purchased Assets, and, to the full extent permitted by Law, to put Purchaser in actual possession and operating control of the Business and the Purchased Assets and to assist Purchaser in exercising all rights with respect thereto, and otherwise to cause Seller to fulfill its obligations under this Agreement and the Ancillary Agreements. Following the Closing, Seller and Purchaser shall cooperate in good faith with each other and with any Taxing Authority in connection with, and for purposes of, the procurement of any tax clearance certificate from such Taxing Authority which certificate absolves either party from any duty to withhold an amount from the Purchase Price, or otherwise to pay any Taxes, as a result of the purchase or transfer of the Purchased Assets.

               (b) Effective on the Closing Date, Seller shall constitute and appoint Purchaser and its corporate parent the true and lawful attorneys of Seller, with full power of substitution, in the name of Seller, Purchaser or its corporate parent, but on behalf of and for the benefit of Purchaser and/or its corporate parent: (i) to demand and receive from time to time any and all of the Purchased Assets and to make endorsements and give receipts and releases for and in respect of the same and any part thereof; (ii) to institute, prosecute, compromise and settle any and all Actions or Proceedings that Purchaser and/or its corporate parent may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the Purchased Assets; (iii) to defend or compromise any or all Actions or Proceedings in respect of any of the Purchased Assets; and (iv) to do all such acts and things in relation to the matters set forth in the preceding clauses (i) through (iii) as Purchaser and/or its corporate parent shall deem desirable. Seller hereby acknowledges that the appointment hereby made and the powers hereby granted are coupled with an interest and are not and shall not be revocable by it in any manner or for any reason. Purchaser shall indemnify and hold harmless Seller from any and all Damages caused by or arising out of any breach of Law by Purchaser in its exercise of such power of attorney.

               (c) Following the Closing, each party shall afford the other party, its counsel and its accountants, during normal business hours, reasonable access to the Books and Records relating to the Business in its possession with respect to periods prior to the Closing and the right to make copies and extracts therefrom, to the extent that such access may be reasonably required by the requesting party in connection with (i) the preparation of Tax Returns, (ii) the determination or enforcement of rights and obligations under this Agreement,
(iii) compliance with the requirements of any Governmental Entity, (iv) the determination or enforcement of the rights and obligations of any Indemnified Person or (v) in connection with any actual or threatened Action or Proceeding.

Furthermore, each party agrees for a period extending three (3) years after the Closing Date not to destroy or otherwise dispose of any such Books and Records unless such party shall first offer in writing to surrender such Books and Records to the other party and such other party shall not agree in writing to take possession thereof during the twenty (20) day period after such offer is made.

               (d) Notwithstanding anything to the contrary contained in this
Section 2.06, if the parties are in an adversarial relationship in litigation or arbitration, the furnishing of information, documents or records in accordance with Sections 2.06(b) and 2.06(c) shall be subject to applicable rules relating to discovery.

        Section 2.07 Third Party Consents. To the extent that any Business Contract or Business Permit, or any license, sublicense or other agreement to which Seller or any of its Subsidiaries is a party and pursuant to which Seller or any of its Subsidiaries is authorized to use any third-party Intellectual Property (including generally available "shrink wrap" licenses) relating to the Business or to the Purchased Assets, is not assignable without the consent, waiver, approval or other action of a third party or notice to a third party, this Agreement shall not constitute an assignment or an attempted assignment thereof if such consent, waiver, approval or other action has not been obtained and delivered to Purchaser or if such notice has not been given or such assignment or attempted assignment would otherwise constitute a breach thereof. Seller shall use its commercially reasonable best efforts to obtain such consent, waiver of such third party approval or other action or to give such notice as to permit or effect the assignment of any such Business Contract, Business Permit, license, sublicense or other agreement to Purchaser in all cases in which such consent, waiver, approval, other action or notice is or may be required for such assignment. If any such consent, waiver, approval or other action shall not be obtained or such notice cannot be given, Seller shall cooperate with Purchaser in any reasonable arrangement designated by Purchaser designed to provide for Purchaser the benefits intended to be assigned to Purchaser under the affected Business Contract, Business Permit, license, sublicense or other agreement including permission for use of premises or enforcement at the cost and for the account of Purchaser of any and all rights of Seller against the other party thereto arising out of the breach or cancellation thereof by such other party or otherwise. If and to the extent that such assignment or arrangement cannot be made, Purchaser shall have no obligation pursuant to any provision of this Agreement with respect to any such Business Contract, Business Permit, license, sublicense or other agreement. The provisions of this Section 2.07 shall not affect the right of Purchaser not to consummate the purchase of Purchased Assets contemplated by this Agreement if any of the conditions to Purchaser's obligation to purchase the Purchased Assets, as set forth in Article VII, has not been satisfied.


                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER

               Seller hereby represents and warrants (and, by his signature on the signature page of this Agreement on behalf of Seller, the chief executive officer and chief financial officer of Seller hereby certifies, on behalf of Seller) to Purchaser that, subject to the exceptions specifically disclosed in writing in a schedule delivered by Seller to Purchaser prior to (or contemporaneously with) the signing of this Agreement (the "Seller Disclosure Schedule") (or, solely in the case of items required by and exceptions to the representations and warranties set forth in Section 3.13 relating to the Other Inventory or the Other Intellectual Property, in the Final Intellectual Property Schedule), the statements set forth in this Article III are true and correct. The Seller Disclosure Schedule (and in the case of items required by and exceptions, if any, to the representations and warranties set forth in Section 3.13 relating to the Other Intellectual Property or the Other Inventory, in the Final Intellectual Property Schedule) shall be arranged in sections and subsections corresponding to the numbered sections and lettered subsections of this Agreement, and all exceptions shall reference to a specific representation set forth in this Article III and shall apply only to such numbered section and lettered subsection; provided, that any information disclosed in one section or subsection of the Seller Disclosure Schedule shall be deemed to be disclosed in other sections and subsections of the Seller Disclosure Schedule, and information disclosed in one section or subsection of the Final Intellectual Property Schedule shall be deemed to be disclosed in other sections and subsections of the Final Intellectual Property Schedule, if Seller has made good faith efforts to provide express cross-references and (notwithstanding the absence of express cross-reference) if it is clear from a reading of the disclosure, without any additional or independent knowledge on the part of the reader, that such disclosure is applicable to such other section or subsection.

        Section 3.01 Organization, Standing and Power. Seller is a corporation duly organized, validly existing and in good standing under the Laws of the state of its incorporation. Seller has the corporate power to own, use, license and lease the Purchased Assets and to carry on its business as now being conducted and as currently proposed to be conducted and is duly qualified, licensed or admitted to do business and is in good standing in each jurisdiction in which the ownership, use, licensing or leasing of its Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for such failures to be so qualified or licensed and in good standing that could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Seller to perform its obligations under this Agreement.

        Section 3.02 Authority. Seller has all requisite corporate power and authority to enter into, execute and deliver this Agreement and the Ancillary Agreements, and to consummate the transactions contemplated hereby and thereby, including the execution and delivery of this Agreement, and to perform its obligation hereunder and thereunder. The execution and delivery of this Agreement and the Ancillary Agreements, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate and stockholder action on the part of Seller. This Agreement and the Ancillary Agreements have been duly executed and delivered by Seller and constitute the legal, valid and binding obligation of Seller enforceable against Seller in accordance with their terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally or by general equitable principles.

        Section 3.03 No Conflicts. The execution and delivery of this Agreement and the Ancillary Agreements by Seller does not, and the consummation of the transactions contemplated hereby and thereby do not and will not:

               (a) conflict with, or result in any violation or breach of, or default under (with or without notice or lapse of time, or both), or give rise to a right or breach of termination, cancellation or acceleration of any obligation or loss of any benefit under (i) any provision of the Certificate of Incorporation, bylaws or other charter or organizational documents of Seller, as presently in effect, or (ii) the Real Property Sublease or any of the Business Contracts, Business Permits, Personal Property Leases or any other material mortgage, indenture, lease, Contract, or other instrument, Permit, Order or Law applicable to Seller, the Business or any of the Purchased Assets;

               (b) conflict with or result in a violation or breach of any Law or Order applicable to Seller (except where such conflicts, violations or breaches do not and would not reasonably be expected to have a Material Adverse Effect on Seller or to impair the ability of Seller to consummate the transactions contemplated by this Agreement) or any of the Purchased Assets; or

               (c) (i) conflict with or result in a violation or breach of, (ii) constitute a default (or an event that, with or without notice or lapse of time or both, would constitute a default) under, (iii) require Seller to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of; (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (v) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments or performance under, or (vi) result in the imposition of any Encumbrance on any of the Purchased Assets or the loss of any material benefit under, any of the terms, conditions or provisions of any Business Contract, Business Permit or Third Party Intellectual Property Right.

        Section 3.04 No Governmental Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Seller or any of the Purchased Assets in connection with the execution and delivery of this Agreement or the Ancillary Agreements or the consummation of the transactions contemplated hereby or thereby, except for consents, authorizations, filings, approvals and registrations the absence of which would not prevent, alter or delay any of the transactions contemplated by this Agreement or any of the Ancillary Agreements.

        Section 3.05 Title to Purchased Assets; Absence of Encumbrances.

               (a) Except for the Seller Intellectual Property (which is addressed in Section 3.13), Seller has good and valid title to all of the Purchased Assets free and clear of any Encumbrances except for Permitted Encumbrances and Seller has full right and power to sell, convey, assign, transfer and deliver to Purchaser good and valid title to all of the Purchased Assets, free and clear of any and all Encumbrances. The Purchased Assets are not subject to any preemptive right, right of first refusal or other right or restriction.

               (b) The Real Property Sublease and all of the Personal Property Leases are legal, valid, binding and enforceable on Seller in accordance with their terms, and, to the knowledge of Seller, are enforceable against the other party or parties thereto in accordance with their terms. Seller is not in material default under any such lease and there has not occurred any event that, either alone or with the giving of notice or lapse of time or both, would constitute a material default under the lease. To the knowledge of Seller, there is no current default by any other party to any such lease and no event has occurred that, either alone or with the giving of notice or lapse of time or both, would constitute a default by such party under any such lease.

               (c) The sale, transfer and assignment of the Purchased Assets as contemplated by this Agreement will give Purchaser possession of, and the right to use, all of the Assets and Properties required for the conduct of the Business as presently conducted. After the Closing Date, Purchaser will be entitled to the continued possession and use of the real property covered by the Real Property Sublease and the Tangible Personal Property covered by the Personal Property Leases for the terms specified in such leases and for the purposes consistent with the past practices of Seller. Except for the Purchased Assets, there are no other Assets or Properties of Seller that will be required by Purchaser after the Closing in order to conduct the Business in the manner conducted by Seller on and as of the date of this Agreement.

        Section 3.06 Certificate of Dissolution.

               (a) Seller filed a Certificate of Dissolution with the Secretary of State of Delaware on January 31, 2002. Seller has caused, or will cause, written notice of the commencement of the proceedings for voluntary winding up to be given by mail to all known creditors and claimants whose addresses appear on the records of Seller, as required by Sections 280 and 281 of the Delaware General Corporation Law (the "DGCL"). Seller (i) has filed, or will file, a final tax return with the Delaware Franchise Tax Board and United States Internal Revenue Service, and any other necessary federal, state or local tax returns or filings, (ii) has paid, or will pay, any and all federal, state or local taxes due from Seller, and (iii) has paid or will pay, or has made or will make adequate provision for payment of, all claims made against Seller relating to any of the Purchased Assets or Assumed Liabilities or the Business, including all expenses of the sale of the Assets and Properties of Seller and of the liquidation and dissolution provided for by the Plan of Complete Liquidation and Dissolution (the "Plan of Liquidation") approved by Seller's stockholders on October 29, 2001, other than those Liabilities set forth in Section 3.06(a) of the Seller Disclosure Schedule. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of Seller. Seller has provided to Purchaser a true, correct and complete copy of a report of Seller's management to Seller's board of directors setting forth (i) the facts and circumstances of Seller's efforts to sell Seller's Assets and Properties and (ii) the procedures used by Seller for establishing the value of Seller's Assets and Properties, and the nature and value of Seller's Liabilities. Seller has reviewed the market for the Purchased Assets and the Business to be transferred pursuant to this Agreement and believes that the consideration to be received under the Agreement reflects the best price obtainable. The Agreement is the result of arm's length negotiations between Seller and Purchaser.

               (b) None of the statements, representations or warranties contained in the Seller Disclosure Schedule or the report of Seller's management referred to in Section 3.06(a) contains or will contain at the Closing Date any untrue statement of a material fact, or omits or will omit at the Closing Date to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

        Section 3.07 Absence of Certain Changes. Since the Dissolution Filing Date, Seller has not engaged in any business activities except to the extent necessary to carry out the Plan of Liquidation, wind up its business affairs, and distribute its Assets and Properties, all in accordance with the Plan of Liquidation.

        Section 3.08 Absence of Undisclosed Liabilities. There are no Liabilities arising from or relating to any of the Business Contracts listed in
Schedule 2.01(a)(vii) as to which Purchaser will be liable or responsible to any party financially or otherwise, except the "Liabilities under Business Contracts and Business Permits" as defined in
Section 2.02(a)(iii).

        Section 3.09 Inventory.

               (a) Schedule 2.01(a)(ii) contains a true and complete list of the entire inventory of the Business, other than unusable or obsolete items.

               (b) All items required to be listed on Schedule 2.01(a)(ii) are the property of Seller free and clear of any Encumbrance, have not been pledged as collateral, are not held by Seller on consignment from others and conform in all respects to all standards applicable to such Inventory or its use or sale imposed by any Governmental Entity.

        Section 3.10 Litigation. Except as set forth in Section 3.10 of the Seller Disclosure Schedule, there is no private or governmental Action or Proceeding pending, or, to the knowledge of Seller, threatened by or against Seller, involving any of the Purchased Assets or Assumed Liabilities or the operation of the Business. There is no judgment, decree or Order applicable to Seller or any of the Purchased Assets that could prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement or the Ancillary Agreements, or that could reasonably be expected to have a Material Adverse Effect on the Business or the Purchased Assets.

        Section 3.11 Warranties; Product Liability Claims. Section 3.11 of the Seller Disclosure Schedule sets forth the standard terms of all product warranties issued for products of the Business since March 31, 2000. Except as set forth in Section 3.11 of the Seller Disclosure Schedule, there is no claim against or Liability of Seller (or, to Seller's knowledge, any predecessor of Seller) on account of any product warranty, epidemic failure of any product or with respect to the manufacture, sale, distribution or license of defective products related to the Business, and, to Seller's knowledge, there is no basis for any such claim. Neither Seller nor, to the knowledge of Seller, any of Seller's predecessors in interest, has been subject to any product liability claim relating to any of the products of the Business or operation of the Business and, to the knowledge of Seller, no such claim is threatened and no circumstance or condition exists that would reasonably be expected to give rise to such a claim.

        Section 3.12 Business Contracts.

               (a) Section 3.12(a) of the Seller Disclosure Schedule contains a true and complete list of each of the Business Contracts (true and complete copies or, if none, reasonably complete and accurate written descriptions of which, together with all amendments and supplements thereto and all waivers of any terms thereof, have been delivered to Purchaser prior to the execution of this Agreement (other than employee offer letters).

               (b) Seller has performed in all material respects all of the obligations required to be performed by it and is entitled to all benefits under, and is not in default, and is not alleged to be in default, in respect of any Business Contract in any material respect. Each of the Business Contracts is in full force and effect, unamended, and there exists no default or event of default or event, occurrence, condition or act, with respect to Seller or to Seller's knowledge with respect to the other contracting party, which, with the giving of notice, the lapse of time or the happening of any other event or conditions, would become a default or event of default under any material provision of any Business Contract.

               (c) Section 3.12(c) of the Seller Disclosure Schedule lists (a) all Business Contracts that require a novation or consent to assignment, as the case may be, prior to the Closing Date so that Purchaser shall be made a party in place of Seller, or as assignee and (b) every Business Contract which, if no novation occurs to make Purchaser a party thereto or if no consent to assignment is obtained, would materially interfere with Purchaser's ability to operate the Business in the same manner as the Business was operated by Seller prior to the Closing Date.

        Section 3.13 Intellectual Property.

               (a) Except as set forth in Section 3.13(a) of the Seller Disclosure Schedule (or, in the case of exceptions relating to the Other Intellectual Property, in the Final Intellectual Property Schedule), Seller has exclusive ownership (free and clear of all Encumbrances) of all right, title and interest in, to and under all of the Business Intellectual Property and, to the knowledge of Seller, the Other Intellectual Property, and no Action or Proceeding or claim to the contrary or any challenge by any other Person to Seller's right, title or interest in, to or under the Business Intellectual Property or, to the knowledge of Seller, the Other Intellectual Property is pending or, to the knowledge of Seller, threatened. Except as set forth in
Section 3.13(a) of the Seller Disclosure Schedule (or, in the case of exceptions relating to the Other Intellectual Property, in the Final Intellectual Property Schedule), Seller has not transferred or licensed any of the Business Intellectual Property or, to the knowledge of Seller, the Other Intellectual Property, to any third party; provided, however, that under two escrow agreements with Seller two entities have the non-exclusive and non-sublicensable right to possess, use, make, have made, modify, prepare derivative works based upon, and/or develop the items of Seller Intellectual Property subject to such escrow agreements (including in source-code form), which items are described in Schedule 3.13(x), for the sole purposes of supporting and continuing such parties' own (or its permitted assignee's) use of products (including software) of Seller shipped to such parties prior to the Closing and no other purpose, and that the licensed rights under such escrow agreements are non-assignable, except: (a) to the licensee's affiliates, (b) to the surviving entity in a reorganization, merger, consolidation, or other form of corporate transaction or series of transactions by the licensee, and/or (c) to the purchaser (that is not a direct competitor of Seller) of all or substantially all the assets of the licensee's business, the assets of licensee, or equity of licensee. There is no outstanding offer by Seller to sell, assign, transfer and/or license to any third party (other than Purchaser pursuant to this Agreement) any of the Business Intellectual Property (including the Business Intellectual Property originally acquired by Seller from IBM or derived therefrom) or, to the knowledge of Seller, the Other Intellectual Property, and any such offer heretofore made by Seller (including Seller's offer to sell to IBM all of Seller's ownership interest in and to Seller's statutory patent rights acquired from IBM in the patent applications and any issued patents, resulting from the Invention Disclosures to the IBM Agreement, as required by
Section 8.8 of the IBM Agreement) has been declined or rejected (by IBM and/or each of other applicable offerees) or has expired or been revoked or withdrawn and is no longer capable of being accepted.

               (b) [Intentionally omitted.]

               (c) No Action or Proceeding or claim relating to any of the Business Intellectual Property or, to the knowledge of Seller, the Other Intellectual Property, is pending or, to the knowledge of Seller, threatened against Seller or any of its officers or directors.

               (d) Section 3.13(d) of the Seller Disclosure Schedule lists (and, in the case of the third-party Intellectual Property relating to the Other Inventory, the Final Intellectual Property Schedule, will list) all material inbound license agreements and other agreements in which Seller is authorized to use a third party Intellectual Property ("Third Party Intellectual Property Right") (other than generally available "shrink wrap" licenses) relating to the Business or the Purchased Assets (other than the Other Inventory) or, to the knowledge of Seller, the Other Inventory or the Other Intellectual Property). Each agreement listed in Section 3.13(d) of the Seller Disclosure Schedule (or, in the case of agreements relating to the Other Inventory, in the Final Intellectual Property Schedule) is in effect, and Seller has not taken or failed to take any action and, to the knowledge of Seller, no event has occurred that could subject such license agreement to termination or otherwise cause any such license agreement not to be in effect in the foreseeable future. Seller has paid all royalties due and performed all obligations under all such license agreement relating to the Business or, the Purchased Assets (other than the Other Inventory) or, to the knowledge of Seller, the Other Inventory or the Other Intellectual Property). Seller is not presently in default and has received no notice of default under any such license agreement.

               (e) Except as set forth in Section 3.13(e) of the Seller Disclosure Schedule (or, in the case of exceptions relating to the Other Intellectual Property, in the Final Intellectual Property Schedule), Seller has received no request for indemnification or contribution from any third party relating to the Business or any of the Purchased Assets (other than the Other Inventory and the Other Intellectual Property) or, to the knowledge of Seller, relating to the Other Intellectual Property.

               (f) Section 3.13(f) of the Seller Disclosure Schedule lists (and, in the case of the Other Intellectual Property, the Final Intellectual Property Schedule will list) all patents and patent applications, all registered trademarks, trade names and service marks, applications to register trademarks, trade names and service marks, registered copyrights, applications for copyright registration, registered domain names, and registered mask works, included in the Business Intellectual Property (the "Registered Business Intellectual Property") or, to the knowledge of Seller, in the Other Intellectual Property (the "Registered Other Intellectual Property" and, collectively with the Registered Business Intellectual Property, the "Registered Seller Intellectual Property"), the jurisdictions in which such Business Intellectual Property (and, to the knowledge of Seller, such Registered Other Intellectual Property) has been issued or registered or in which any application for such issuance and registration has been filed.

               (g) To the knowledge of Seller, there is no unauthorized use, disclosure, infringement or misappropriation of any Business Intellectual Property, or any Third Party Intellectual Property Right or, to the knowledge of Seller, any Other Intellectual Property, by any third party, including any employee or former employee of Seller. Except for the agreements listed in
Section 3.13(g) of the Seller Disclosure Schedule, Seller has not entered into any agreement to indemnify any other person against any third-party claim or charge of infringement or misappropriation of Intellectual Property arising out of or relating to the Purchased Assets (other than the Other Inventory) or the Business Intellectual Property or, to the knowledge of Seller, arising out of or relating to the Other Inventory or the Other Intellectual Property.

               (h) Except as set forth in Section 3.13(h) of the Seller Disclosure Schedule (or, in the case of exceptions relating to the Other Intellectual Property or the Other Inventory, in the Final Intellectual Property Schedule), no Business Intellectual Property, no product, technology or service of the Business and, to the knowledge of Seller, no Other Inventory and no Other Intellectual Property is subject to any Order, Action or Proceeding or third-party right that is reasonably expected to restrict in any manner, the use, transfer or licensing of any Seller Intellectual Property or that may affect the use or enforceability of any Seller Intellectual Property, the validity of any Seller Intellectual Property (other than patents) or, to the knowledge of Seller, the validity of any patents within the Seller Intellectual Property.

               (i) Each item of Registered Business Intellectual Property (other than patents) (and, to the knowledge of Seller, the Registered Other Intellectual Property and each patent within the Registered Business Intellectual Property) is valid and subsisting, and, except with respect to abandoned patent applications, all necessary registration, maintenance, renewal and annuity fees and Taxes in connection with the Registered Business Intellectual Property (and, to the knowledge of Seller, the Registered Other Intellectual Property) have been paid and all necessary documents and certificates in connection with the Registered Business Intellectual Property (and, to the knowledge of Seller, the Registered Other Intellectual Property) have been filed with all relevant patent, copyright, trademark or other authorities in all applicable jurisdictions, for the purposes of maintaining such Business Intellectual Property and, to the knowledge of Seller, such Other Intellectual Property. Except as set forth in Section 3.13(i) of the Seller Disclosure Schedule (or, in the case of exceptions relating to the Other Intellectual Property or the Other Inventory, in the Final Intellectual Property Schedule), Seller (i) has not been named or involved in any Action or Proceeding which involves a claim of infringement of any Business Intellectual Property or any Intellectual Property of any third party, or to the knowledge of Seller, any Other Intellectual Property; (ii) has no knowledge that the manufacturing, marketing, licensing, sale or offer of sale of any product of the Business, or, to the knowledge of Seller, any Other Inventory, including software, infringes or misappropriates any Intellectual Property of any third party; and (iii) has not brought any Action or Proceeding for infringement of any of the Seller Intellectual Property or breach of any license or agreement involving any of the Seller Intellectual Property against any third party.

               (j) Seller has secured valid and enforceable written agreements with all consultants, independent contractors, employees, and other Persons who developed, created, or contributed to the development or creation of the Business Intellectual Property, or to the knowledge of Seller, any Other Intellectual Property and has either (i) obtained ownership of, and is the exclusive owner of, all of the Business Intellectual Property and, to the knowledge of Seller, the Other Intellectual Property by operation of Law or by valid assignment of any such rights or (ii) has obtained a license under or to the Business Intellectual Property and, to the knowledge of Seller, the Other Intellectual Property that Seller does not already own by operation of Law.

               (k) Seller has taken all commercially reasonable steps to protect and preserve the confidentiality of all trade secrets and other proprietary information relating to the Business Intellectual Property or, to the knowledge of Seller, any Other Intellectual Property, including trade secrets and proprietary information regarding or relating to the Business or Purchased Assets (other than the Other Inventory) or, to the knowledge of Seller, the Other Inventory, not otherwise protected by issued patents or copyrights of Seller ("Confidential Information"). Seller (i) has secured valid and enforceable written assignments from all employees, consultants, independent contractors and any other Person who contributed to the creation or development of Confidential Information and (ii) has, and enforces, a policy requiring each employee, consultant and independent contractor to execute proprietary information, confidentiality and invention and copyright assignment agreements substantially in the form attached to Section 3.13(k) of the Seller Disclosure Schedule, and all current and former employees, consultants and independent contractors of Seller have executed such an agreement, and copies of all such agreements have been provided to Purchaser or made available to Purchaser or Purchaser's counsel for review. All use, disclosure or appropriation by or to a third party of trade secret information within the Business Intellectual Property and, to the knowledge of Seller, the Other Intellectual Property, owned by Seller has been pursuant to the terms of a written agreement between Seller and such third party adequately protecting the confidentiality of and limiting the use of the Business Intellectual Property and, to the knowledge of Seller, the Other Intellectual Property. All use, disclosure or appropriation by Seller of confidential and proprietary information owned by third parties and relating to the Business or any of the Purchased Assets (other than the Other Inventory) or, to the knowledge of Seller, to the Other Inventory, has been pursuant to the terms of a written agreement permitting such use, disclosure or appropriation between Seller, as the case may be, and the owner of such confidential and proprietary information, or is otherwise lawful.

               (l) All products of the Business comply and, to the knowledge of Seller, the Other Inventory, at the time of its manufacture, complied in all material respects with all applicable U.S. federal, state and local, foreign and industry standards and with the feature specifications and performance standards set forth in Seller's product data sheets. There are no outstanding claims (or facts that may reasonably lead to a claim) for breach of warranty by or against Seller relating to products of the Business or, to the knowledge of Seller, the Other Inventory. All product performance presentations heretofore furnished by Seller to its customers or Purchaser are accurate as of the dates so furnished.

               (m) There are no actions that must be taken by Seller that, if not taken, will result in the loss of any Business Intellectual Property or, to the knowledge of Seller, any Other Intellectual Property, including the payment of any registration, maintenance or renewal fees, annuity fees and taxes (for which, except as set forth in Section 3.13(m) of the Seller Disclosure Schedule, Seller is and shall remain solely responsible if they arose during the Pre-Closing Period and Purchaser shall be solely responsible if they arose during the Post-Closing Period) or the filing of any responses, documents, applications, affidavits or certificates for the purposes of obtaining, maintaining, perfecting or preserving or renewing any such Business Intellectual Property, or, to the knowledge of Seller, any such Other Intellectual Property. In each case in which Seller has acquired from any Person ownership of any Seller Intellectual Property, Seller has obtained a valid and enforceable assignment sufficient to irrevocably transfer all rights in such Business Intellectual Property and, to the knowledge of Seller, such Other Intellectual Property (including the right to seek past and future damages with respect to such Business Intellectual Property and, to the knowledge of Seller, such Other Intellectual Property) to Seller and, to the maximum extent provided for by and required to protect Seller's ownership rights in and to such Seller Intellectual Property in accordance with applicable Laws, Seller has recorded each such assignment of Business Intellectual Property and, to the knowledge of Seller, such Other Intellectual Property with the relevant Governmental Entity, including the PTO, the U.S. Copyright Office, or comparable authorities in any relevant foreign jurisdiction, as the case may be.

               (n) Neither the execution and delivery of this Agreement and the Ancillary Agreements nor the consummation of the transactions contemplated hereby and thereby will result in Seller granting any rights or licenses with respect to the Business Intellectual Property or, to the knowledge of Seller, the Other Intellectual Property, to any Person. All of the rights and interests possessed by Seller in the Business Intellectual Property and, to the knowledge of Seller, the Other Intellectual Property, are fully and completely transferable to Purchaser in connection with the transactions contemplated hereby, without the consent or approval of any Governmental Entity or other third party.

        Section 3.14 Environmental Matters.

               (a) Seller has not: (i) operated any underground storage tanks at, on, in, above, or under any site or facility covered by the Real Property Sublease, or (ii) illegally released any amount of any Hazardous Material (other than office and janitorial supplies properly and safely maintained at, on, in, above or under any such site or facility). No Hazardous Materials (other than such office and janitorial supplies) are present at, on, in, above or under any such site or facility.

               (b) No Environmental Claim relating to any of the Purchased Assets and no Action or Proceeding is pending, or to the knowledge of Seller, threatened, relating to any of the Purchased Assets. Seller has no knowledge of any fact or circumstance which is reasonably likely to involve Seller in any environmental litigation or to impose upon Seller any environmental Liability.

               Section 3.15 Compliance With Laws; Governmental Authorizations. Seller has complied with, is not in violation of, and has not received any notice of violation in any material respect of any Law related to the conduct of the Business or the ownership or operation of the Purchased Assets. Seller has obtained each material Permit (i) pursuant to which Seller currently operates or holds any interest in any of the Purchased Assets or (ii) that is required for the operation of the Business or the holding of any such interest ((i) and (ii) herein collectively called the "Seller Authorizations"), and all of the Seller Authorizations are in full force and effect. Each of the Seller Authorizations is assignable or otherwise transferable to Purchaser in connection with the transactions contemplated hereby, without the consent or approval of any Governmental Entity or other third party. There is no agreement or Order binding upon Seller which has or could reasonably be expected to have the effect of prohibiting or impairing the conduct of the Business by Purchaser after the Closing in the manner currently conducted by Seller.

        Section 3.16 Employee Matters.

               (a) Since March 31, 2000, (i) there has been no federal or state claim based on sex, sexual or other harassment, age, disability, race or other discrimination or common law claim, including claims of wrongful termination, by any Transferred Employee, and there is no fact or circumstance known to Seller that could reasonably be expected to give rise to such a complaint or claim; and
(ii) Seller has not received any notice of any claim that it has not complied in any respect with any Law relating to the employment of the Transferred Employees, including any provisions thereof relating to wages, hours, collective bargaining, the payment of social security and similar taxes, equal employment opportunity, employment discrimination, the WARN Act, employee safety, or that it is liable for any arrearage of wages or any Tax or penalty for noncompliance with any of the foregoing.

               (b) Seller has paid all amounts due to be paid to each Transferred Employee. There are no outstanding, pending or, to the knowledge of Seller, threatened: (i) claims, disputes or other controversies between Seller and any of its respective employees who are engaged in the conduct of the Business; (ii) unfair labor practice complaints or other complaint or grievances against Seller in connection with its operation of the Business; (iii) labor strike, slow down or stoppage against Seller affecting the operation of the Business; or (iv) inspection or prosecution orders against the Business under any labor, employment or occupational health and safety legislation, and, to Seller's knowledge, there is no basis for any such action.

               (c) Each Transferred Employee is employed at will. To Seller's knowledge, no Transferred Employee is in violation of any term of any employment contract, patent disclosure agreement, enforceable non-competition agreement, or any enforceable restrictive covenant to a former employer relating to the right of any such employee to be employed by Seller, as the case may be, because of the nature of the Business to the use of trade secrets or proprietary information of others. No Transferred Employee has given notice to Seller, nor is Seller otherwise aware, that any such employee intends to terminate his or her employment with Seller. All employment relationships, whether written or oral, between Seller and its employees who are engaged in the Business are "at will." Section 3.16(c) of the Seller Disclosure Schedule lists each employee of Seller engaged in the Business, under the heading "Employees," and each consultant to and independent contractor of Seller engaged in the conduct of the Business, under the heading "Consultants and Independent Contractors," and each such Person's applicable position, and annual compensation as of the date hereof and the Closing Date.

               (d) To Seller's knowledge, no Transferred Employee and no consultant to or independent contractor of Seller who is engaged in the Business is obligated under any Contract or other agreement or subject to any Order or Law that would interfere with the conduct of the Business as currently conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Business as presently conducted nor any activity of such employees, independent contractors or consultants in connection with the conduct of the Business as presently conducted, will conflict with or result in a breach of the terms, conditions or provisions of, constitute a default under, or trigger a condition precedent to any rights under any Contract or other agreement under which any of such employees, independent contractors or consultants is now bound.

               (e) Neither the execution and delivery of this Agreement and the Ancillary Agreements nor the consummation of the transactions contemplated hereby or thereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any Transferred Employee or any independent contractor or consultant of Seller engaged in the conduct of the Business, (ii) increase any benefits otherwise payable by Seller to any Transferred Employee or any independent contractor or consultant engaged in the conduct of the Business, or (iii) result in the acceleration of the time of payment or vesting of any such benefits of any Transferred Employee or any independent contractor or consultant engaged in the Business.

        Section 3.17 Books and Records. The Business Books and Records have been made available to Purchaser or its counsel, and such Books and Records are complete and correct in all material respects and have been maintained in accordance with sound business practices. Such minute books contain a complete and accurate summary of all meetings of directors and stockholders or actions by written consent that relate to the Business or any of the Purchased Assets through the date of this Agreement, and reflect all transactions involving the Purchased Assets referred to in such minutes accurately in all material respects. Prior to the execution of this Agreement, Seller has delivered to Purchaser true copies of its certificate of incorporation and bylaws, both as amended through the date of this Agreement, and the Plan of Liquidation.

        Section 3.18 Board Approval. The board of directors of Seller has (i) approved this Agreement, the Ancillary Agreements, and the transactions contemplated hereby and thereby and (ii) determined that the transaction is in the best interests of Seller and its stockholders and is on terms that are fair to Seller, its stockholders and creditors.

        Section 3.19 Access to Information. To the knowledge of Seller, Seller has provided Purchaser all material information concerning the Business, the Purchased Assets and the Assumed Liabilities in the possession, control or custody of Seller, including all Contracts and Permits requested in writing on behalf of Purchaser. To the knowledge of Seller, Seller has delivered to Purchaser true and complete copies of each document that has been requested by Purchaser or its counsel in connection with their legal and accounting review of the Business, the Purchased Assets, the Assumed Liabilities and the transactions contemplated by this Agreement.

        Section 3.20 Taxes.

               (a) With respect to any Tax (if any) that is not a Retained Liability and any Tax that, by operation of Law, could become a Liability of Purchaser or result in an Encumbrance against any of the Purchased Assets:
Seller has properly completed and timely filed all Tax Returns required to be filed by it and has paid all Taxes that relate to any of the Purchased Assets or the Business through the date of this Agreement and will properly complete and timely file all Tax Returns and pay all Taxes that relate to any of the Purchased Assets or the Business for periods through the Closing Date. There is and, at Closing, there will be (i) no claim for any Tax that is a lien against any of the Purchased Assets or that is being asserted against Seller that relate to any of the Purchased Assets or the Business, (ii) no audit of any Tax Return relating to any of the Purchased Assets or the Business being conducted by any Taxing Authority and (iii) no extension of any statute of limitations on the assessment of any Tax with respect to any of the Purchased Assets or the Business granted by Seller and in effect.

               (b) Seller has withheld all amounts required to be withheld by Law in connection with compensation paid to the Transferred Employees. Seller has timely paid to the appropriate Taxing Authority all amounts so withheld or otherwise due in connection with the employment by Seller of such employees, and has timely filed all requisite returns with the Taxing Authorities with respect to such Taxes. Seller is not a party to any Tax proceeding with respect to the withholding of Taxes in respect of any of the Transferred Employees and/or payment to the Taxing Authorities of withholding taxes or other dues with respect to their employment with Seller. To the knowledge of Seller, no investigation is being conducted against Seller by any Taxing Authority with respect to any such withholding, payment, filing or any other obligations.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

               Purchaser hereby represents and warrants (and, by his signature on the signature page of this Agreement on behalf of Purchaser, the president and chief executive officer of Purchaser hereby certifies, on behalf of Purchaser) to Seller, that, subject to the exceptions specifically disclosed in writing in a schedule delivered by Purchaser to Seller prior to (or contemporaneously with) the signing of this Agreement (the "Purchaser Disclosure Schedule"), that the statements set forth in this Article IV are true and correct. The Purchaser Disclosure Schedule shall be arranged in sections and subsections corresponding to the numbered section and lettered subsections of this Agreement, and all exceptions shall reference to a specific representation set forth in this Article IV and shall apply only to such numbered section and lettered subsection; provided, that any information disclosed in one section or subsection of the Purchaser Disclosure Schedule shall be deemed to be disclosed in other sections and subsections of the Purchaser Disclosure Schedule if Purchaser has made good faith efforts to provide express cross-references and (notwithstanding the absence of express cross-reference) if it is clear from a reading of the disclosure, without any additional or independent knowledge on the part of the reader, that such disclosure is applicable to such other section or subsection.

        Section 4.01 Organization and Qualification; Subsidiaries. Purchaser has been duly organized and is validly existing and in good standing under the Laws of its jurisdiction of incorporation and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Purchaser is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Purchaser to perform its obligations under this Agreement.

        Section 4.02 Authority Relative to this Agreement. Purchaser has all necessary corporate power and authority to execute and deliver this Agreement and the other Ancillary Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Purchaser of this Agreement and the Ancillary Agreements to which it is a party and the consummation by Purchaser of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Purchaser are necessary to authorize this Agreement or the other Ancillary Agreements to which it is a party or to consummate such transactions. This Agreement has been, and the other Ancillary Agreements to which Purchaser is a party will be, duly executed and delivered by Purchaser. This Agreement constitutes, and the other Ancillary Agreements to which Purchaser is a party, when executed and delivered as contemplated by this Agreement, will constitute, assuming the due authorization, execution and delivery by each of the other parties hereto and thereto, legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally or by general equitable principles.

                Section 4.03 No Conflict; Required Filings and Consents.

               (a) The execution and delivery of this Agreement and the Ancillary Agreements by Purchaser do not, and the performance by Purchaser of their respective obligations hereunder and/or thereunder, as the case may be, and the consummation by Purchaser of the transactions contemplated by this Agreement and the Ancillary Agreements will not, (i) conflict with or violate any provision of the Certificate of Incorporation or Bylaws of Purchaser, (ii) conflict with or violate in any material respect any Law applicable to Purchaser or by which any of the Assets and Properties of Purchaser is bound or affected or (iii) result in any breach of or constitute a default (or an event which with the giving of notice or lapse of time or both could reasonably be expected to become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, any material Contract, Permit, or other instrument or obligation.

               (b) Assuming the accuracy of the representations and warranties of Seller set forth in Article III, except for such conflicts, violations, breaches or defaults which would not have a material adverse effect on the ability of Purchaser to perform its obligations under this Agreement, the execution and delivery of this Agreement by Purchaser do not, and the execution and delivery of the other Ancillary Agreements by Purchaser will not, and the performance by Purchaser of its obligations hereunder and the consummation of the transactions contemplated by this Agreement will not, require any consent, approval, authorization or permit of, or filing by Purchaser with or notification by Purchaser to, any Governmental Entity.

        Section 4.04 Litigation. Except as disclosed in the Section 4.04 of the Purchaser Disclosure Schedule, there is no Action or Proceeding pending, and, to the knowledge of Purchaser, no person has threatened to commence any Action or Proceeding that challenges, or would reasonably be expected to have the effect of preventing, delaying, making illegal or otherwise interfering with, the transactions contemplated by this Agreement or any of the Ancillary Agreements.

        Section 4.05 No Other Representations or Warranties. Notwithstanding anything to the contrary contained in this Agreement, it is the explicit intent of each party hereto that Purchaser is making no representation or warranty whatsoever, express or implied, except those representations and warranties set forth in this Article IV and in any certificate delivered pursuant to this Agreement.


                                    ARTICLE V

                                    COVENANTS

        Section 5.01 [Intentionally omitted.]

        Section 5.02 Notice of Certain Events. Each of Purchaser and Seller shall give prompt notice to the other of (i) any notice or other communication from any Person alleging that any consent, waiver or approval of such Person is or may be required in connection with any of the transactions contemplated by this Agreement; (ii) any notice or other communication from any Governmental Entity in connection with any of the transactions contemplated by this Agreement or the Ancillary Agreements; and (iii) any Action or Proceeding commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting Purchaser or Seller that relates to the Business or may affect the consummation of any of the transactions contemplated by this Agreement or the Ancillary Agreements.

        Section 5.03 Access to Information; Confidentiality.

               (a) Between the date of this Agreement and, if the Closing Date occurs on a date after the date hereof, the Closing Date, Purchaser and Seller shall (i) provide to the other (and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, "Representatives")) access at reasonable times upon prior notice to its officers, employees, agents, properties, offices and other facilities and to the Books and Records thereof, and (ii) furnish promptly such information concerning its business, properties, contracts, Purchased Assets, liabilities and personnel as the other party or its Representatives may reasonably request. No investigation conducted pursuant to this Section 5.03(a) shall affect or be deemed to modify any representation or warranty made in this Agreement.

               (b) The parties hereto shall comply with, and shall cause their respective Representatives to comply with, all of their respective obligations under the Confidentiality Agreement with respect to the information disclosed pursuant to Section 5.03(a) or pursuant to the Confidentiality Agreement. If the purchase and sale of the Purchased Assets contemplated by this Agreement is consummated, then from and after the Closing: (i) all provisions of the Confidentiality Agreement providing for the ownership by Seller, or limiting or prescribing the use, disclosure, care, return and treatment by Purchaser and its Representatives, of Confidential Information shall terminate and cease and shall be of no further force or effect insofar as they relate to the Business, the Purchased Assets and the Assumed Liabilities; (ii) Purchaser shall be treated as the "disclosing party" and owner of all Confidential Information relating to the Business, the Purchased Assets and the Assumed Liabilities, and Seller shall be treated as the "receiving party" with respect to such Confidential Information; and (iii) all provisions of the Confidentiality Agreement providing for the ownership by Seller, or limiting or prescribing the use, disclosure, care, return and treatment by Purchaser and its Representatives, of Confidential Information shall remain in full force and effect insofar as they relate to businesses of Seller other than the Business and Retained Liabilities. Except as amended or modified by this Section 5.03(b), all other terms and provisions of the Confidentiality Agreement and the parties' obligations thereunder shall remain in full force and effect.

        Section 5.04 Non-Competition.

               (a) Seller shall (and shall cause each of its Subsidiaries to), for a period of three (3) years from and after the Closing Date, refrain from, either alone or in conjunction with any other Person, anywhere in the world: (i) employing, engaging or seeking to employ or engage any Person who at any time since six (6) months prior to the date of this Agreement was or is had been an employee of Purchaser or any of its Affiliates engaged in the Business, unless such employee (A) resigns voluntarily (without any solicitation from Seller or any of its Subsidiaries) or (B) is terminated by Purchaser or any of its Affiliates after the Closing Date; (ii) causing or attempting to cause (A) any client, customer or supplier of the Business to terminate or materially reduce its business with Purchaser or any of its Affiliates or (B) any officer, employee, independent consultant of or consultant to Purchaser or any of its Affiliates engaged in the Business to resign or sever a relationship with Purchaser or any of its Affiliates; (iii) disclosing (unless compelled by judicial or administrative process) or using any confidential or secret information relating to the Business or any client, customer or supplier of the Business; or (iv) participating or engaging in (other than through the ownership of one percent (1%) or less of any class of securities registered under the Exchange Act).

               (b) The parties hereto recognize that the Laws and public policies of the various states of the United States may differ as to the validity and enforceability of covenants similar to those set forth in this
Section 5.04. It is the intention of the parties that the provisions of this
Section 5.04 be enforced to the fullest extent permissible under the Laws and policies of each jurisdiction in which enforcement may be sought, and that the unenforceability (or the modification to conform to such Laws or policies) of any provisions of this Section 5.04 shall not render unenforceable, or impair, the remainder of the provisions of this Section 5.04. Accordingly, if any provision of this Section 5.04 shall be determined to be invalid or unenforceable, such invalidity or unenforceability shall be deemed to apply only with respect to the operation of such provision in the particular jurisdiction in which such determination is made and not with respect to any other provision or jurisdiction.

               (c) The parties hereto acknowledge that while the Purchased Assets and employees engaged in the conduct of the Business are currently located in San Diego, California and Encinitas, California, the relevant market for the Business is national, international and worldwide in scope, and that there exists intense national, international and worldwide competition for the products and services of the Business.

               (d) The parties hereto further acknowledge and agree (i) that the restrictions contained in this Section 5.04 are reasonable and necessary in order to protect the value of the Purchased Assets and the goodwill of the Business, and (ii) that any remedy at Law for any breach of the provisions of this Section 5.04 would be inadequate, and Seller hereby consents to the granting by any court of an injunction or other equitable relief, without the necessity of actual monetary loss being proved, in order that the breach or threatened breach of such provisions may be effectively restrained.

        Section 5.05 Further Action; Consents; Filings.

               (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use all requisite commercially reasonable efforts to
(i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated hereby,
(ii) obtain from all applicable Governmental Entities all Permits, waivers, or orders required to be obtained or made by Purchaser or Seller in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and (iii) make all necessary filings, and thereafter make any other required or appropriate submissions, with respect to this Agreement and the transactions contemplated hereby required under any applicable Laws.

               (b) Seller shall give any notices to third Persons, and use reasonable efforts to obtain any consents from third persons necessary, proper or advisable to consummate the transactions contemplated by this Agreement.

        Section 5.06 Employment Matters.

               (a) On the Closing Date, Purchaser shall offer employment, at will, to all of the employees listed in Schedule 5.06 (who Seller represents and warrants constitute substantially all of the employees of Seller engaged principally in the conduct of the Business as of the date hereof) on terms and conditions substantially similar to the terms and conditions under which they are currently employed by Seller. All such employees who accept offers of and actually commence and enter into employment with Purchaser (the "Transferred Employees") will, upon such acceptance, be employees of Purchaser and not employees of Seller.

               (b) Seller shall use its commercially reasonable best efforts to persuade each of the employees of Seller listed on Schedule 5.06 to accept offers of employment from Purchaser on the Closing Date and shall not (except as required by law) offer such employees a choice between receiving severance and an offer of employment with Purchaser. Seller shall notify all Transferred Employees that upon Closing their employment with Seller will be terminated and Purchaser will offer offers of employment. Purchaser shall assume and be responsible for the payment of severance to Transferred Employees in the amount set forth opposite each Transferred Employee's name on Schedule 2.02(a)(iv) if (and only if) the Transferred Employee's employment with Purchaser is terminated by Purchaser without cause within twelve (12) months after the Closing Date. After such twelve (12) month period, severance payments to Transferred Employees, if any, shall be provided in accordance with Purchaser's severance policy as in effect at the applicable time.

               (c) Seller shall be responsible for providing the continued health coverage required under Internal Revenue Code Section 4980B ("COBRA Coverage") with respect to (i) any Transferred Employees or their eligible dependents who elect COBRA Coverage under Seller's group health plan in lieu of enrollment in the Purchaser's health plan and (ii) any other terminated employees of Seller (other than Transferred Employees who enroll in Purchaser's health plan) and their eligible dependents. Purchaser shall be responsible for providing COBRA Coverage for any Transferred Employees or their dependents who, with respect to their coverage under the Purchaser's health plan, incur a qualifying event under Internal Revenue Code Section 4980B at any time after the Closing Date.

        Section 5.07 Public Announcements. For a period of thirty (30) days from and after the Closing Date, Purchaser and Seller shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Agreement or the transactions contemplated hereby and shall not issue any such press release or make any such public statement that is not approved by the other party, except as may be required by Law or the rules of the Nasdaq National Market, in which case the parties shall make reasonable efforts to consult with each other prior to the making of such public statement.


                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

        Section 6.01 Assistance and Cooperation. After the Closing Date, each of Seller and Purchaser shall (and shall cause their respective Affiliates and Representatives to): (a) assist the other party in preparing any Tax Returns which such other party is responsible for preparing and filing related to the Purchased Assets; (b) cooperate fully in preparing for any audits of, or disputes with any Taxing Authority regarding, any Tax Returns of Seller; (c) make available to the other and to any Taxing Authority as reasonably requested all information, records, and documents relating to Taxes of Seller; (d) provide timely notice to the other in writing of any pending or threatened Tax audit or assessments of Seller for taxable periods for which the other may have a liability under this Agreement; and (e) furnish the other with copies of all correspondence received from any Taxing Authority in connection with any Tax audit with respect to any taxable period for which the other may have a liability under this Agreement.

        Section 6.02 FIRPTA Certificate. At or prior to the Closing, Seller shall provide Purchaser with a certificate described in Treas. Reg. Section 1.1445-2(b)(2) to the effect that, as contemplated by such certificate, Seller is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and Treasury Regulations).

        Section 6.03 Bulk Sales Act. Purchaser and Seller hereby waive compliance with all bulk sales acts and other comparable statutory provisions of each applicable jurisdiction that may apply to the purchase and sale of the Purchased Assets contemplated by this Agreement.

        Section 6.04 [Intentionally omitted.]

        Section 6.05 Warranty Obligations. Seller is, and shall remain, solely responsible for all warranty claims arising from any products sold by it prior to the Closing (the "Seller Warranty Obligations"), and Purchaser shall be responsible for all warranty claims arising from any products it sells on or after the Closing. To the extent Seller is responsible for warranty claims, Purchaser agrees to use its commercially reasonable efforts to fulfill, at Seller's request, the Seller Warranty Obligations at cost plus three percent (3%) or such other rates as Purchaser and Seller may agree. Purchaser shall invoice Seller for the Seller Warranty Obligations fulfilled by it (if any) at the end of each calendar month. Seller shall pay the amount due under each such invoice presented to it within 30 days after the date of receipt of such invoice.

        Section 6.06 Transfer Taxes and Other Tax Matters.

               (a) All Transfer Taxes (if any) imposed with respect to the transfer of the Purchased Assets shall be paid by Seller. Seller shall defend, indemnify and hold harmless Purchaser from and against any such liability for which Seller is responsible under this Section 6.06. Seller and Purchaser shall use all commercially reasonable efforts to cooperate in order to minimize the Transfer Taxes.

               (b) Seller is and shall remain solely responsible for all Taxes attributable to the Purchased Assets and related businesses from its inception through and including the Closing (the "Pre-Closing Period"). Seller shall indemnify and hold harmless Purchaser from any liability for, or attributable to, based upon, or relating to any Tax matter attributable to the Purchased Assets and related businesses during the Pre-Closing Period. Purchaser shall be solely responsible for all Taxes attributable to the Purchased Assets and related businesses beginning after the Closing (the "Post-Closing Period"). Purchaser shall indemnify and hold harmless Seller from any liability for, or attributable to, based upon, or relating to any Tax matter attributable to the Purchased Assets and related businesses during the Post-Closing Period. Seller and Purchaser shall cooperate concerning all Tax matters relating to this division of responsibility, including, but not limited to, the filing of Tax returns and other governmental filings associated therewith.

               (c) In the case of Taxes that are payable with respect to a taxable period that begins before the Closing and ends after the Closing, the portion of any such Tax that is allocable to the portion of the period ending on the Closing shall be:

                      (i) in the case of Taxes that are either (x) based upon or related to income or receipts, or (y) imposed in connection with any sale or other transfer or assignment of property (real or personal, tangible or intangible) (other than the Transfer Taxes), deemed equal to the amount which would be payable if the taxable year ended with the Closing; and

                      (ii) in the case of Taxes imposed on a periodic basis with respect to the assets of Seller, any Purchased Assets or otherwise measured by the level of any item, deemed to be the amount of such Taxes for the entire period (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding period) multiplied by a fraction the numerator of which is the number of calendar days in the period ending on the Closing and the denominator of which is the number of calendar days in the entire period.


                                   ARTICLE VII

                              CONDITIONS TO CLOSING

        Section 7.01 Conditions to the Obligations of Each Party to Consummate the Transaction. The obligations of the parties hereto to consummate the purchase and sale of the Purchased Assets and the other transactions which occur at the Closing pursuant to Article II are subject to the satisfaction or, if permitted by applicable Law, waiver of the following conditions:

               (a) No court of competent jurisdiction shall have issued or entered any order, writ, injunction or decree, and no other Governmental Entity shall have issued any order, which is then in effect and has the effect of making the transaction contemplated hereby illegal or otherwise prohibiting the consummation of the purchase and sale of the Purchased Assets and the other transactions which occur at the Closing pursuant to Article II.

               (b) All consents, approvals and authorizations legally required to be obtained to consummate the purchase and sale of the Purchased Assets and the other transactions which occur at the Closing pursuant to Article II shall have been obtained from all Governmental Entities, and the waiting period under the HSR Act (if applicable) shall have expired or early termination thereof shall have been granted.

               (c) All corporate and stockholder approvals required for the lawful consummation of the transactions contemplated hereby shall have been obtained by Purchaser (and/or any of its Affiliates, including its corporate parent) and Seller (and/or any of its Affiliates), and shall be in full force and effect.

        Section 7.02 Additional Conditions to the Obligations of Seller. The obligation of Seller to consummate the sale of the Purchased Assets to Purchaser and the other transactions which occur at the Closing pursuant to Article II is subject to the satisfaction or, if permitted by applicable Law, waiver of each of the following further conditions:

               (a) Each of the representations and warranties of Purchaser contained in this Agreement, the Ancillary Agreements and the annexes, schedules and exhibits hereto and thereto shall be true and correct in all material respects (other than representations and warranties subject to materiality limitations, which shall be true and correct in all respects) both as of the date of this Agreement and at and as of the Closing Date as if made at and as of the Closing Date (other than representations and warranties which address matters only as of a specified other date, which shall be true and correct as of such specified other date).

               (b) Purchaser shall have performed or complied in all material respects with all covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date and Seller shall have received a certificate of an officer of Purchaser to such effect.

               (c) As of the Closing Date, Seller shall have received from Purchaser the following documents: (i) a certificate of existence and good standing from the state of incorporation as to the corporate status of Purchaser and its corporate parent; (ii) a true and complete copy of the resolutions, certified by the Secretary of Purchaser and its corporate parent, adopted on behalf of Purchaser, authorizing the execution, delivery and performance of this Agreement and all transactions contemplated hereby; (iii) a certificate from the Secretary of each of Purchaser and its corporate parent as to the incumbency and signatures of their respective officers who will execute documents at the Closing or who have executed this Agreement; and (iv) such other instruments and documents as Seller may reasonably request.

        Section 7.03 Additional Conditions to the Obligations of Purchaser. The obligation of Purchaser to consummate the purchase of the Purchased Assets from Seller and the other transactions which occur at the Closing pursuant to Article II are subject to the satisfaction or waiver of each of the following further conditions:

               (a) Each of the representations and warranties of Seller contained in this Agreement, the Ancillary Agreements and the annexes, schedules and exhibits hereto and thereto shall be true and correct in all material respects (other than representations and warranties subject to materiality limitations, which shall be true and correct in all respects) both as of the date of this Agreement and at and as of the Closing Date as if made at and as of the Closing Date (other than representations and warranties which address matters only as of a specified other date, which shall be true and correct as of such specified other date).

               (b) Seller shall have performed or complied in all material respects with all covenants and agreements required by this Agreement, the annexes, schedules and exhibits to this Agreement to be performed or complied with by it on or prior to the Closing Date and Purchaser shall have received a certificate of the chief executive officer and chief financial officer of Seller to such effect.

               (c) Purchaser shall have received a legal opinion from Wilson Sonsini Goodrich & Rosati, PC, outside legal counsel to Seller, in substantially the form of Exhibit C hereto.

               (d) All consents and waivers of third parties and novations and amendments to Contracts required in connection with the transactions contemplated hereby shall have been obtained, including the Kestrel Agreement.

               (e) Seller shall have assigned all of its rights under the IBM Agreement to Purchaser pursuant to an assignment agreement, in substantially the form of Exhibit D hereto.

               (f) Each of the Transferred Employees shall have executed and delivered to Purchaser Purchaser's customary forms of non-competition agreement, proprietary inventions agreement and non-solicitation agreement. At least ninety percent (90%) of the Transferred Employees shall have accepted offers of employment with Purchaser and shall have become employees of Purchaser at Closing and one hundred percent (100%) of the persons listed on Schedule 7.03(f) shall have accepted offers of employment with Purchaser, become employees of Purchaser at Closing and shall have signed and delivered to Purchaser employment agreements in substantially the form of Exhibit E hereto.

               (g) As of the Closing Date, Purchaser shall have received from Seller the following documents: (i) a true and complete copy of the Certificate of Incorporation of Seller and all amendments thereto certified by the state of incorporation of Seller; (ii) a true and complete copy of the Bylaws of Seller certified by the Secretary of Seller; (iii) a true and complete copy of the resolutions, certified by the Secretary of Seller, adopted on behalf of Seller authorizing the execution, delivery and performance of this Agreement and the other Ancillary Agreements to which Seller is a party and all transactions contemplated hereby and thereby; (iv) a certificate from the Secretary of Seller that its Certificate of Incorporation has not been amended since the date of the certificate described in subsection (i) above; (v) a certificate from Seller's Secretary as to the incumbency and signatures of Seller's officers who will execute documents at the Closing or who have executed this Agreement; and (vi) such other documents and instruments as Purchaser may reasonably request.


                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

        Section 8.01 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date, notwithstanding any requisite adoption and approval of this Agreement, as follows:

               (a) by mutual written consent duly authorized by the boards of directors of each of Purchaser and Seller;

               (b) by either Purchaser or Seller, if the Closing shall not have occurred on or before March 31, 2002; provided, however, that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose action or failure to act has been the cause or resulted in the failure of the transactions contemplated hereby to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

               (c) by either Purchaser or Seller, if any Order, writ, injunction or decree preventing the consummation of the transactions contemplated hereby shall have been entered by any court of competent jurisdiction and shall have become final and nonappealable;

               (d) by Purchaser, upon a breach in any material respect of any representation, warranty, covenant or agreement on the part of Seller set forth in this Agreement, or if any representation or warranty of Seller shall have become inaccurate in any material respect, in either case such that the conditions set forth in Section 7.03 would not be satisfied; provided, however, that if such breach or inaccuracy is curable by Seller through the exercise of commercially reasonable efforts within five (5) days and Seller continues to exercise such reasonable efforts during such period, Purchaser may not terminate this Agreement under this Section 8.01(d); or

               (e) by Seller, upon a breach in any material respect of any representation, warranty, covenant or agreement on the part of Purchaser set forth in this Agreement, or if any representation or warranty of Purchaser shall have become inaccurate in any material respect, in either case such that the conditions set forth in Section 7.02 would not be satisfied; provided, however, that if such breach or inaccuracy is curable by Purchaser through the exercise of commercially reasonable efforts within five (5) days and Purchaser continues to exercise such reasonable efforts during such period, Seller may not terminate this Agreement under this Section 8.01(e).

               (f) The right of any party hereto to terminate this Agreement pursuant to this Section 8.01 will remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any person controlling any such party or any of their respective officers, directors, representatives or agents, whether prior to or after the execution of this Agreement.

        Section 8.02 Effect of Termination. Except as provided in Section 8.03, in the event of termination of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of any party hereto or any of its Affiliates or any of its or their officers or directors, and all rights and obligations of each party hereto shall cease; provided, however, that nothing herein shall relieve any party hereto from liability for the breach of any provisions of this Agreement prior to its termination; and provided, further, that the provisions of Section 5.03, this Section 8.02, Section 8.03, Article IX and Article X shall remain in full force and effect and survive any termination of this Agreement.

        Section 8.03 Expenses. All expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the transactions contemplated hereby are consummated.


                                   ARTICLE IX

                          SURVIVAL AND INDEMNIFICATION

        Section 9.01 Survival of Representations and Warranties. Notwithstanding any knowledge of facts determined or determinable by Purchaser pursuant to investigation or right of investigation, the representations and warranties of Purchaser and Seller contained in this Agreement and in any certificates delivered pursuant to Sections 7.02 and 7.03 shall survive the Closing for a period of two (2) years from and after the Closing Date, except the representations and warranties contained in

Section 3.20 shall survive until sixty (60) days after the expiration of all applicable statutes of limitations. Neither the period of survival nor the liability of Seller with respect to Seller's representations and warranties shall be reduced by any investigation made at any time by or on behalf of Purchaser.

        Section 9.02 Indemnification.

               (a) Subject to the limitations set forth in this Article IX, Seller shall indemnify, defend and hold harmless Purchaser and its officers, directors, advisors, Affiliates, agents, employees, and each person, if any, who controls or may control Purchaser within the meaning of the Securities Act (hereinafter referred to individually as an "Indemnified Person" and collectively as "Indemnified Persons") from and against, any and all losses (including lost revenues and profits and diminution in value), damages, fines, fees, Taxes, penalties, deficiencies, interest, judgments, settlements, claims, demands, actions, causes of action, liabilities, costs and expenses (including Legal Expenses) (collectively, "Damages") (less any insurance proceeds, if any, actually received by Purchaser, without any adverse effect on the premiums paid for such insurance, in respect to such Damages) arising out of, based upon or resulting from:

                      (i) any inaccuracy in or breach of any of the representations or warranties given or made by Seller in this Agreement, the Seller Disclosure Schedule, the Final Intellectual Property Schedule, any Schedule or Exhibit to this Agreement, or any certificate, instrument or document delivered to Purchaser pursuant to any of the foregoing;

                      (ii) any breach or default in connection with any of the covenants or agreements given or made by Seller in this Agreement, the Seller Disclosure Schedule, the Final Intellectual Property Schedule, any Schedule or Exhibit to this Agreement, or any certificate, instrument or document delivered to Purchaser pursuant to any of the foregoing;

                      (iii) any of the Retained Liabilities;

                      (iv) the failure of Seller to comply (if required to comply) with any applicable bulk sales law; or

                      (v) any claim, threatened claim or request for indemnification or contribution by any third party, or any claim or threatened claim for infringement or misappropriation of Third Party Intellectual Property Rights, including any patent, copyright, trade secret and trademark, by a third party related to the operation of the Business or the sale of any product prior to the Closing Date or attributable to a product or inventory of Seller sold or shipped, or any activity of or omission by Seller occurring on or prior to the Closing Date.

               (b) Purchaser must on or before the last day of the Indemnification Period deliver to Seller a certificate signed by any officer of Purchaser (an "Officer's Certificate") (i) stating that Damages exist and (ii) specifying in reasonable detail the individual items of such Damages included in the amount so stated, the date each such item was paid, accrued or arose, and the basis (or bases) for indemnification. If Seller objects to any claims set forth in such Officer's Certificate, Seller shall provide its written objections to such claims to Purchaser no later than twenty-five (25) days after the receipt of such Officer's Certificate. Such dispute, if any, shall be resolved in accordance with the procedures set forth in Section 9.05. If Seller does not deliver to Purchaser a written objection

(specifying in reasonable detail the basis for objection) within such twenty-five (25) days period, then Seller shall be liable for the total amount of such claim, such claim shall be deemed to be admitted by Seller and shall be final, binding and enforceable against Seller, and the full amount of such claim shall be immediately due and payable.

               (c) Purchaser and Seller each acknowledges that the Damages, if any, would relate to unresolved contingencies existing at the Closing Date, which if resolved at the Closing Date would have led to a reduction in the aggregate consideration that Purchaser would have paid, and a reduction in the aggregate liabilities that Purchaser would have assumed, in connection with the transactions contemplated hereby.

        Section 9.03 Limits on Indemnification. Except for fraud or intentional misrepresentation or willful or intentional breach by Seller, Seller's liability for indemnification hereunder shall not exceed two hundred thousand dollars ($200,000) in the aggregate (plus actual reasonable fees and expenses of enforcement and collection up to fifty thousand dollars ($50,000)).

        Section 9.04 Indemnification Period. No claim for indemnification shall be initiated more than two (2) years after the Closing Date (the "Indemnification Period"). Nothing in this Section 9.04 shall be construed to bar the pursuit or recovery of indemnification after the expiration of the Indemnification Period with respect to claims for indemnification initiated within the Indemnification Period.

        Section 9.05 Resolution of Conflicts; Arbitration.

               (a) If Seller shall timely object to any claim or claims for indemnification hereunder in accordance with the provisions of Sections 9.02, Purchaser shall have twenty-five (25) days after receipt by Purchaser of an objection by Seller to respond in a written statement to Seller's objection. If after Purchaser's response there remains a dispute as to any claims, Seller and Purchaser shall attempt in good faith for thirty (30) days to agree upon the rights of the respective parties with respect to each of such claims. If Seller and Purchaser reach agreement, a memorandum setting forth such agreement shall be prepared and signed by both parties and Seller shall promptly pay Purchaser the agreed amount and in no event later than three (3) Business Days thereafter.

               (b) If no such agreement can be reached after good faith negotiation, either Purchaser or Seller may, by written notice to the other, demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators (except as provided below). Within fifteen (15) days after such written notice is sent, Purchaser and Seller shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. If any party fails or refuses to timely designate an arbitrator, the arbitration shall be conducted by a single arbitrator. The decision of the arbitrator(s) as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement. Any arbitration hereunder shall be held in Santa Barbara County in the State of California under the commercial rules then in effect of the American Arbitration Association. The non-prevailing party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative fee of the American Arbitration Association, and the expenses, including without limitation, attorneys' fees and costs, reasonably incurred by the other party to the arbitration. For purposes of this Section 9.05, in any arbitration hereunder in which any claim or the amount thereof stated in the Officer's Certificate is at issue, Purchaser shall be deemed to be the non-prevailing party unless the arbitrators award Purchaser more than one-half (1/2) of the amount in dispute; otherwise, Seller shall be deemed to be the non-prevailing party.

               (c) Suit on any uncontested, admitted or agreed amount that remains unpaid for more than ten (10) days after becoming due may be instituted, and judgment upon any arbitral award hereunder may be entered, in any court having jurisdiction.

        Section 9.06 Third Party Claims.

               (a) In the event an Indemnified Person becomes aware of a third-party lawsuit (or claim therein) which such Indemnified Person believes may result in a claim for indemnification (a "Third Party Claim"), such Indemnified Person shall give Seller notice of such Third Party Claim within thirty (30) days after the receipt by such Indemnified Person of such notice; provided, however, that the failure to provide such notice shall not release Seller from any of its obligations under this Article IX except to the extent Seller is materially prejudiced by such failure and shall not relieve Seller from any other obligation or liability that it may have to such Indemnified Person otherwise than under this Article IX. The Indemnified Person shall have the right to conduct and control, through counsel of its choosing, the defense, compromise or settlement of any Third Person Claim, action or suit against such Indemnified Person as to which indemnification will be sought by any Indemnified Person from Seller hereunder, and in any such case Seller shall cooperate in connection therewith and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by the Indemnified Person in connection therewith; provided, that Seller may participate, through counsel chosen by it and at its own expense, in the defense of any such claim, demand, suit, action or cause of action as to which the Indemnified Person has so elected to conduct and control the defense thereof.

               (b) With the consent of the applicable Indemnified Person (or Indemnified Persons) Seller may, and at the request of the applicable Indemnified Person (or Indemnified Persons) Seller shall, assume the defense of a Third Party Claim with legal counsel reasonably acceptable to the applicable Indemnified Person (or Indemnified Persons). In such event, the Indemnified Person (or Indemnified Persons) shall be entitled to participate in the defense of such action at the cost and expense of Seller; provided, however, that (i) the Indemnified Person shall be entitled (at its own expense) to participate in the defense of such claim and to employ counsel to assist in the handling of such claim; (ii) Seller shall obtain the prior written approval of the Indemnified Person before entering into any settlement of such claim or ceasing to defend against such claim, if, pursuant to or as a result of such settlement or cessation, injunctive or other equitable relief would be imposed against the Indemnified Person or would otherwise restrict the future activity or conduct of the Indemnified Person; and (iii) Seller shall not consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to each Indemnified Person of a release from all liability in respect of such claim.

                                    ARTICLE X

                               GENERAL PROVISIONS

        Section 10.01 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon confirmation of delivery) by delivery in person, by telecopy or facsimile, by registered or certified mail (postage prepaid, return receipt requested) or by a nationally recognized courier service to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this
Section 10.01):

               (a)    if to Seller:

                      Triton Network Systems, Inc.
                      8529 South Park Circle
                      Orlando, Florida 32819
                      Attention:  Mr. Ken Vines
                      Facsimile No.:  (469) 384-4119

                      with a copy to:

                      Wilson Sonsini Goodrich & Rosati, PC
                      650 Page Mill Road
                      Palo Alto, California 94304
                      Attention:  Michael J. Danaher, Esq.
                      Facsimile No.:  (650) 493-6811

                      if to Purchaser:

                      Carriercomm, Inc.
                      111 Castilian Drive
                      Santa Barbara, California 93117
                      Attention:  Mr. Jamal Hamdani
                      Facsimile No.:  (805) 685-9638

                      with a copy to:

                      Brobeck, Phleger & Harrison LLP
                      2000 University Avenue
                      Palo Alto, CA  94303
                      Attention:  Rod J. Howard, Esq.
                      Facsimile No.:  (650) 331-8113

        Section 10.02 Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective boards of directors at any time prior to the Closing

Date. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

        Section 10.03 Waiver; Rights and Remedies Cumulative. At any time prior to the Closing Date, any party hereto may (a) extend the time for or waive compliance with the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other party with any of the covenants, agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the extending or waiving party or parties. No delay on the part of either party in exercising any right, power or privilege hereunder shall operate as a waiver hereof, nor shall any single or partial waiver or exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies provided herein are cumulative and are not exclusive of any rights or remedies that either party may otherwise have at law or in equity.

        Section 10.04 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner to the fullest extent permitted by applicable Law in order that the transactions contemplated hereby may be consummated as originally contemplated to the fullest extent possible.

        Section 10.05 Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties hereto. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Notwithstanding anything contained in this Agreement to the contrary, other than Article IX, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and permitted assigns any rights or remedies under or by reason of this Agreement.

        Section 10.06 Governing Law. This Agreement shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the State of California applicable to contracts made and to be performed entirely within that state, and no effect shall be given to any conflict of laws principles thereof directing the application of any law other than the laws of the State of California. The United States District Court for the Central District of California and the state courts of the State of California situated within the County of Santa Barbara in the State of California shall have exclusive jurisdiction over all disputes between the parties hereto arising out of or relating to this agreement and the agreements, instruments and documents contemplated hereby. The parties hereby consent to and agree to submit to the exclusive jurisdiction of such courts. Each of the parties hereto waives, and agrees not to assert in any such dispute, to the fullest extent permitted by applicable law, any claim that (i) such party is not personally subject to the jurisdiction of such courts, (ii) such party and such party's property is immune from any legal process issued by such courts or (iii) any litigation commenced in such courts is brought in an inconvenient forum.

        Section 10.07 Waiver of Jury Trial. Each party hereto hereby irrevocably waives all right to trial by jury in any proceeding (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or any transaction or agreement contemplated hereby or the actions of any party hereto in the negotiation, administration, performance or enforcement hereof.

        Section 10.08 Headings; Interpretation. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

        Section 10.09 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

        Section 10.10 Entire Agreement. This Agreement (including the schedules and exhibits to this Agreement), the Ancillary Agreements, the Seller Disclosure Schedule and the Purchaser Disclosure Schedule, the Confidentiality Agreement and the Letter of Intent constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.



                              TRITON NETWORK SYSTEMS, INC.


                                   /s/ KEN VINES
                                   -------------------------------
                                   Name:   Ken Vines
                                   Title:  Chief Executive Officer and Chief
                                           Financial Officer

                              CARRIERCOMM, INC.


                                   /s/ JAMAL HAMDANI
                                   -------------------------------
                                   Name:   Jamal Hamdani
                                   Title:  President and Chief Executive Officer